BEAR STEARNS ASSET BACKED SECURITIES I LLC,

                                   Depositor,

                            EMC MORTGAGE CORPORATION,

                           Seller and Master Servicer,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                                     Trustee

                              ____________________

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2004
                    ________________________________________

              BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2004-HE9

                   ASSET-BACKED CERTIFICATES, SERIES 2004-HE9

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Defined Terms.................................................6
Section 1.02   Allocation of Certain Interest Shortfalls....................54

                                   ARTICLE II

           CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Trust Fund.....................................56
Section 2.02   Acceptance of the Mortgage Loans.............................58
Section 2.03   Representations, Warranties and Covenants of the Master
               Servicer and the Seller......................................60
Section 2.04   Representations and Warranties of the Depositor..............66
Section 2.05   Delivery of Opinion of Counsel in Connection with
               Substitutions and Repurchases................................67
Section 2.06   Countersignature and Delivery of Certificates................68

                                   ARTICLE III

              ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01   The Master Servicer to act as Master Servicer................70
Section 3.02   Due-on-Sale Clauses; Assumption Agreements...................71
Section 3.03   Subservicers.................................................72
Section 3.04   Documents, Records and Funds in Possession of the Master
               Servicer To Be Held for Trustee..............................73
Section 3.05   Maintenance of Hazard Insurance..............................73
Section 3.06   Presentment of Claims and Collection of Proceeds.............74
Section 3.07   Maintenance of the Primary Mortgage Insurance Policies.......74
Section 3.08   Fidelity Bond, Errors and Omissions Insurance................75
Section 3.09   Realization Upon Defaulted Mortgage Loans; Determination
               of Excess Liquidation Proceeds and Realized Losses;
               Repurchases of Certain Mortgage Loans........................75
Section 3.10   Servicing Compensation.......................................78
Section 3.11   REO Property.................................................78
Section 3.12   Liquidation Reports..........................................79
Section 3.13   Annual Certificate as to Compliance..........................79
Section 3.14   Annual Independent Certified Public Accountants'
               Servicing Report.............................................79
Section 3.15   Books and Records............................................80
Section 3.16   Reports Filed with Securities and Exchange Commission........80
Section 3.17   UCC..........................................................82

Section 3.18   Optional Purchase of Certain Mortgage Loans..................82
Section 3.19   Obligations of the Master Servicer in Respect of
               Mortgage Rates and Scheduled Payments........................83
Section 3.20   Reserve Fund.................................................83
Section 3.21   Advancing Facility...........................................85

                                   ARTICLE IV

                                    ACCOUNTS

Section 4.01   Collection of Mortgage Loan Payments; Protected Account......87
Section 4.02   Permitted Withdrawals From the Protected Account.............89
Section 4.03   Collection of Taxes; Assessments and Similar Items;
               Escrow Accounts..............................................91
Section 4.04   Distribution Account.........................................91
Section 4.05   Permitted Withdrawals and Transfers from the
               Distribution Account.........................................92
Section 4.06   Class P Certificate Account..................................92

                                    ARTICLE V

                           DISTRIBUTIONS AND ADVANCES

Section 5.01   Advances.....................................................93
Section 5.02   Compensating Interest Payments...............................94
Section 5.03   REMIC Distributions..........................................94
Section 5.04   Distributions................................................94
Section 5.04A  Allocation of Realized Losses...............................101
Section 5.05   Monthly Statements to Certificateholders....................103
Section 5.06   REMIC Designations and REMIC Distributions..................106
Section 5.07   Policy Matters..............................................108

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01   The Certificates............................................112
Section 6.02   Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................113
Section 6.03   Mutilated, Destroyed, Lost or Stolen Certificates...........117
Section 6.04   Persons Deemed Owners.......................................117
Section 6.05   Access to List of Certificateholders' Names and
               Addresses...................................................117
Section 6.06   Book-Entry Certificates.....................................117
Section 6.07   Notices to Depository.......................................118
Section 6.08   Definitive Certificates.....................................119
Section 6.09   Maintenance of Office or Agency.............................119

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01   Liabilities of the Depositor and the Master Servicer........120
Section 7.02   Merger or Consolidation of the Depositor or the Master
               Servicer....................................................120
Section 7.03   Indemnification of the Trustee and the Master Servicer......120
Section 7.04   Limitations on Liability of the Depositor, the Master
               Servicer and Others.........................................121
Section 7.05   Master Servicer Not to Resign...............................122
Section 7.06   Successor Master Servicer...................................122
Section 7.07   Sale and Assignment of Master Servicing.....................122

                                  ARTICLE VIII

                     DEFAULT; TERMINATION OF MASTER SERVICER

Section 8.01   Events of Default...........................................124
Section 8.02   Trustee to Act; Appointment of Successor....................126
Section 8.03   Notification to Certificateholders..........................127
Section 8.04   Waiver of Defaults..........................................128

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

Section 9.01   Duties of Trustee...........................................129
Section 9.02   Certain Matters Affecting the Trustee.......................130
Section 9.03   Trustee Not Liable for Certificates or Mortgage Loans.......132
Section 9.04   Trustee May Own Certificates................................133
Section 9.05   Trustee's Fees and Expenses.................................133
Section 9.06   Eligibility Requirements for Trustee........................133
Section 9.07   Insurance...................................................134
Section 9.08   Resignation and Removal of Trustee..........................134
Section 9.09   Successor Trustee...........................................135
Section 9.10   Merger or Consolidation of Trustee..........................135
Section 9.11   Appointment of Co-Trustee or Separate Trustee...............135
Section 9.12   Tax Matters.................................................137

                                    ARTICLE X

                                   TERMINATION

Section 10.01  Termination upon Liquidation or Repurchase of all
               Mortgage Loans..............................................140
Section 10.02  Final Distribution on the Certificates......................140
Section 10.03  Additional Termination Requirements.........................142

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment...................................................143
Section 11.02  Recordation of Agreement; Counterparts......................144
Section 11.03  Governing Law...............................................144
Section 11.04  Intention of Parties........................................145
Section 11.05  Notices.....................................................145
Section 11.06  Severability of Provisions..................................146
Section 11.07  Assignment..................................................146
Section 11.08  Limitation on Rights of Certificateholders..................146
Section 11.09  Inspection and Audit Rights.................................148
Section 11.10  Certificates Nonassessable and Fully Paid...................148
Section 11.11  Certificate Insurer Rights..................................148


EXHIBITS

Exhibit A-1             Form of Class A Certificates
Exhibit A-2             Form of Class M Certificates
Exhibit A-3             Form of Class P Certificates
Exhibit A-4             Form of Class CE Certificates
Exhibit A-5             Form of Class R Certificates
Exhibit B               Mortgage Loan Schedule
Exhibit C               [Reserved]
Exhibit D               Form of Transfer Affidavit
Exhibit E               Form of Transferor Certificate
Exhibit F               Form of Investment Letter (Non-Rule 144A)
Exhibit G               Form of Rule 144A and Related Matters Certificate
Exhibit H               Form of Request for Release
Exhibit I               DTC Letter of Representations
Exhibit J               Schedule of Mortgage Loans with Lost Notes
Exhibit K               Form of Custodial Agreement
Exhibit L               Form of Back-Up Certification
Exhibit M               Form of Mortgage Loan Purchase Agreement
Exhibit N               Form of Class II-A Policy

      POOLING AND SERVICING AGREEMENT, dated as of October 1, 2004, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

      The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                     REMIC I
                                     -------

      As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund and the Yield Maintenance Agreements) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-1 Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

                             UNCERTIFICATED INITIAL
                         REMIC I          UNCERTIFICATED      LATEST POSSIBLE
    DESIGNATION     PASS-THROUGH RATE    PRINCIPAL BALANCE   MATURITY DATE (1)
----------------    -----------------   ------------------   -----------------
         AA            Variable(2)         $356,312,847.83   November 25, 2034
       I-A-1           Variable(2)         $   460,620.00    November 25, 2034
       I-A-2           Variable(2)         $   445,820.00    November 25, 2034
       I-A-3           Variable(2)         $   134,845.00    November 25, 2034
        II-A           Variable(2)         $   802,990.00    November 25, 2034
      III-A-1          Variable(2)         $   842,790.00    November 25, 2034
      III-A-2          Variable(2)         $   210,700.00    November 25, 2034
        M-1            Variable(2)         $   219,970.00    November 25, 2034
        M-2            Variable(2)         $   185,430.00    November 25, 2034
        M-3            Variable(2)         $    50,905.00    November 25, 2034
        M-4            Variable(2)         $    54,540.00    November 25, 2034
        M-5            Variable(2)         $    38,175.00    November 25, 2034
        M-6            Variable(2)         $    34,540.00    November 25, 2034
        M-7A           Variable(2)         $    30,905.00    November 25, 2034
        M-7B           Variable(2)         $    30,905.00    November 25, 2034
         ZZ            Variable(2)         $ 3,728,555.77    November 25, 2034
         P               0.00%(2)          $       100.00    November 25, 2034
         1A            Variable(2)         $     5,304.45    November 25, 2034
         1B            Variable(2)         $    26,130.15    November 25, 2034
         2A            Variable(2)         $     4,090.58    November 25, 2034
         2B            Variable(2)         $    20,150.38    November 25, 2034
         3A            Variable(2)         $     5,366.57    November 25, 2034
         3B            Variable(2)         $    26,436.37    November 25, 2034
         XX            Variable(2)         $363,497,060.09   November 25, 2034

___________________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

                                    REMIC II

      As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-2 Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

      The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC II created hereunder.

                                       INITIAL CERTIFICATE    LATEST POSSIBLE
   DESIGNATION     PASS-THROUGH RATE    PRINCIPAL BALANCE    MATURITY DATE(1)
  ------------     -----------------   -------------------   -----------------
      I-A-1           Variable(2)         $92,124,000.00     November 25, 2034
      I-A-2           Variable(2)         $89,164,000.00     November 25, 2034
      I-A-3           Variable(2)         $26,969,000.00     November 25, 2034
       II-A           Variable(2)         $160,598,000.00    November 25, 2034
     III-A-1          Variable(2)         $168,558,000.00    November 25, 2034
     III-A-2          Variable(2)         $42,140,000.00     November 25, 2034
       M-1            Variable(2)         $43,994,000.00     November 25, 2034
       M-2            Variable(2)         $37,086,000.00     November 25, 2034
       M-3            Variable(2)         $10,181,000.00     November 25, 2034
       M-4            Variable(2)         $10,908,000.00     November 25, 2034
       M-5            Variable(2)         $ 7,635,000.00       November 25,
                                                                            2034
       M-6            Variable(2)         $ 6,908,000.00     November 25, 2034
       M-7A           Variable(2)         $ 6,181,000.00     November 25, 2034
       M-7B           Variable(2)         $ 6,181,000.00     November 25, 2034
Class CE Interest    Variable(2)(3)       $18,542,077.21     November 25, 2034
 Class P Interest     0.00%(2)(4)         $        100.00    November 25, 2034
___________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Uncertificated Notional Balance of the Class CE Interest outstanding from time to time which shall equal the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P). The Class CE Interest will not accrue interest on its Certificate Principal Balance.
(4) The Class P Interest is not entitled to distributions in respect of interest.

                                    REMIC III
                                   ----------

      As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-3 Interest represents the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

      The following table sets forth (or describes) the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC III created hereunder:

                                        INITIAL AGGREGATE
                       PASS-THROUGH        CERTIFICATE       LATEST POSSIBLE
 CLASS DESIGNATION         RATE         PRINCIPAL BALANCE    MATURITY DATE(1)
------------------    -------------     -----------------   -----------------
      Class CE         Variable(2)       $18,542,077.21     November 25, 2034
    Certificates
_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class CE Certificates. (2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

                                    REMIC IV
                                    --------

      As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-4 Interest represents the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions.

      The following table sets forth (or describes) the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC IV created hereunder:

                                         INITIAL AGGREGATE
                                            CERTIFICATE      LATEST POSSIBLE
 CLASS DESIGNATION   PASS-THROUGH RATE   PRINCIPAL BALANCE   MATURITY DATE(1)
------------------   -----------------   -----------------  -----------------
Class P Certificates      0.00%(2)            $100.00       November 25, 2034
_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

      The Trust Fund shall be named, and may be referred to as, the "Bear Stearns Asset Backed Securities I Trust 2004-HE9." The Certificates issued hereunder may be referred to as "Asset-Backed Certificates, Series 2004-HE9" (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Seller and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01      DEFINED TERMS.

      In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      ACCEPTED SERVICING PRACTICES: With respect to each Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

      ACCOUNT: The Distribution Account, the Reserve Account, the Class P Certificate Account, the Class II-A Policy Payments Account and the Protected Account.

      ACCRUAL PERIOD: With respect to the Certificates (other than the Class CE, Class P and the Residual Certificates) and any Distribution Date, the period from and including the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class CE Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Certificates (other than the Class CE, Class P and the Residual Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class CE Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      ACCRUAL RATE: The rate set forth in the Insurance Agreement. The Accrual Rate shall be computed on the basis of the actual number of days elapsed over the actual number of days in the current calendar year. In no event shall the Accrual Rate exceed the maximum rate permissible under law applicable to this Agreement limiting interest rates.

      ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Master Servicer as provided in Section 5.01 hereof.

      AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

      ADJUSTABLE RATE MORTGAGE LOAN: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

      ADJUSTMENT DATE: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

      AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held in the Protected Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

      APPLIED REALIZED LOSS AMOUNT: With respect to any Distribution Date and a Class of Class A Certificates and Class M Certificates, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of a Class of Certificates pursuant to
Section 5.04A of this Agreement which have not previously been reimbursed reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

      APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

      AVOIDED PAYMENT: As defined in the Class II-A Policy.

      BASIS RISK SHORTFALL CARRY FORWARD AMOUNT: With respect to any Distribution Date and any Class of Class A Certificates and Class M Certificates and any Distribution Date for which the Pass-Through Rate for such Certificates is equal to the related Net Rate Cap, an amount equal to the sum of (A) the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class been calculated at a per annum rate equal to One-Month LIBOR plus the related Certificate Margin, over (b) the amount of Current Interest that such Class received on such Distribution Date at a per annum rate equal to the related Net Rate Cap and (B) the amount in clause (A) for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for such Distribution Date.

      BANKRUPTCY CODE: Title 11 of the United States Code.

      BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Regular Certificates (other than the Class CE Certificates and Class P Certificates) constitutes a Class of Book-Entry Certificates.

      BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago, Illinois, Minneapolis,

Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Certificate Insurer or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

      CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

      CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-5.

      CERTIFICATE INSURER: Assured Guaranty Corp., a Maryland domiciled insurance company, or any successor thereto.

      CERTIFICATE INSURER CONTACT PERSON: The officer designated by the Master Servicer to provide information to the Certificate Insurer pursuant to
Section 5.07(i).

      CERTIFICATE INSURER DEFAULT: As defined in Section 5.07(l).

      CERTIFICATE INSURER PREMIUM AMOUNT: With respect to the Class II-A Policy and each Distribution Date, an amount equal to the product of the Certificate Insurer Premium Rate and the Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date.

      CERTIFICATE INSURER PREMIUM RATE: A percentage equal to one twelfth (1/12) of the "premium percentage" set forth in the Premium Letter.

      CERTIFICATE MARGIN: With respect to the Class I-A-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest I-A-1, 0.180%.

      With respect to the Class I-A-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest I-A-2, 0.370% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.740% in the case of each Distribution Date thereafter.

      With respect to the Class I-A-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest I-A-3, 0.520% in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.040% in the case of each Distribution Date thereafter.

      With respect to the Class II-A Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest II-A, 0.300% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.600% in the case of each Distribution Date thereafter.

      With respect to the Class III-A-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest III-A-1, 0.350% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.700% in the case of each Distribution Date thereafter.

      With respect to the Class III-A-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest III-A-2, 0.400% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.800% in the case of each Distribution Date thereafter.

      With respect to the Class M-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-1, 0.650% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.975% in the case of each Distribution Date thereafter.

      With respect to the Class M-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-2, 1.200% in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.800% in the case of each Distribution Date thereafter.

      With respect to the Class M-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-3, 1.400% in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.100% in the case of each Distribution Date thereafter.

      With respect to the Class M-4 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-4, 1.750% in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.625% in the case of each Distribution Date thereafter.

      With respect to the Class M-5 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-5, 1.850% in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.775% in the case of each Distribution Date thereafter.

      With respect to the Class M-6 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-6, 3.500% in the case of each Distribution Date through and including the first possible Optional Termination Date and 5.250% in the case of each Distribution Date thereafter.

      With respect to the Class M-7A Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-7A, 4.000% in the case of each Distribution Date through and including the first possible Optional Termination Date and 6.000% in the case of each Distribution Date thereafter.

      With respect to the Class M-7B Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-7B, 4.000% in the case of each Distribution Date through and including the first possible Optional Termination Date and 6.000% in the case of each Distribution Date thereafter.

      CERTIFICATE NOTIONAL BALANCE: With respect to the Class CE Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P) for such Distribution Date.

      CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

      CERTIFICATE PRINCIPAL BALANCE: As to any Certificate (other than any Class CE Certificate or Class R Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus, in the case of a Class A Certificate and Class M Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04(b), less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer arising under Section 5.07 hereof, the Certificate Principal Balance of the Class II-A Certificates shall not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal on such Certificates under the Class II-A Policy, except to the extent such payment shall have been reimbursed to the Certificate Insurer pursuant to the provisions of this Agreement.

      CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02 hereof.

      CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates) and, with respect to the Class II-A Certificates, the Certificate Insurer to the extent of any Reimbursement Amount.

      CLASS: All Certificates bearing the same Class designation as set forth in
Section 6.01 hereof.

      CLASS A CERTIFICATES: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A-1 and Class III-A-2 Certificates.

      CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (a) the product of (1) 59.40% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS I-A CERTIFICATES: Any of the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

      CLASS I-A-1 CERTIFICATE: Any Certificate designated as a "Class I-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing (i) a

Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS I-A-2 CERTIFICATE: Any Certificate designated as a "Class I-A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS I-A-3 CERTIFICATE: Any Certificate designated as a "Class I-A-3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS I-A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, with respect to the Class I-A Certificates and any Distribution Date, is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

      CLASS II-A CERTIFICATE: Any Certificate designated as a "Class II-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS II-A POLICY: The irrevocable financial guaranty insurance policy, No. D-2004-110, including any endorsements thereto, issued by the Certificate Insurer with respect to the Class II-A Certificates, in the form attached hereto as Exhibit N.

      CLASS II-A POLICY PAYMENTS ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 5.07(c) in the name of the Trustee for the benefit of the Class II-A Certificateholders and designated "LaSalle Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I Trust 2004-HE9, Asset-Backed Certificates, Series 2004-HE9, Class II-A." Funds in the Class II-A Policy Payments Account shall be held in trust for the Class II-A Certificateholders for the uses and purposes set forth in this Agreement.

      CLASS II-A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, with respect to the Class II-A Certificates and any Distribution Date, is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

      CLASS III-A-1 CERTIFICATE: Any Certificate designated as a "Class III-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage

Interest of distributions provided for the Class III-A-1 Certificates as set forth herein and (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS III-A-2 CERTIFICATE: Any Certificate designated as a "Class III-A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class III-A-2 Certificates as set forth herein and (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS CE CERTIFICATE: Any Certificate designated as a "Class CE Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class CE Certificates herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS CE DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class CE Interest for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A Certificates and Class M Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A Certificates and Class M Certificates have been reduced to zero, the Class CE Distribution Amount shall include the Overcollateralization Amount.

      CLASS CE INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

      CLASS M CERTIFICATES: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates.

      CLASS M-1 CERTIFICATE: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 71.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and

(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS M-2 CERTIFICATE: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of
(1) the product of (x) 81.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS M-3 CERTIFICATE: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of
(1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 84.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS M-4 CERTIFICATE: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 87.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS M-5 CERTIFICATE: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution

Date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 89.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS M-6 CERTIFICATE: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 91.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS M-7A CERTIFICATE: Any Certificate designated as a "Class M-7A Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-7A Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-7B CERTIFICATE: Any Certificate designated as a "Class M-7B Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-7B Certificates as set forth herein and evidencing (i) a

Regular Interest in REMIC II and (ii) the right to receive the Basis Risk Shortfall Carry Forward Amount from the Reserve Fund.

      CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (8) the aggregate Certificate Principal Balance of the Class M-7A Certificates and Class M-7B Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 94.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,635,845.

      CLASS P CERTIFICATE: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

      CLASS P INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

      CLASS P CERTIFICATE ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Class P Certificateholders.

      CLASS R-1 CERTIFICATE: Any Certificate designated a "Class R-1 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

      CLASS R-2 CERTIFICATE: Any Certificate designated a "Class R-2 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

      CLASS RX CERTIFICATE: Any Certificate designated a "Class RX Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the ownership of the Class R-3 Interest and the Class R-4 Interest and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

      CLASS R-3 INTEREST: The uncertificated Residual Interest in REMIC III.

      CLASS R-4 INTEREST: The uncertificated Residual Interest in REMIC IV.

      CLOSING DATE: October 29, 2004.

      CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

      COMPENSATING INTEREST: An amount, not to exceed the Servicing Fee, to be deposited in the Protected Account by the Master Servicer to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement.

      CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois,
Attention: Global Securitization Trust Services Group - Bear Stearns Asset Backed Securities I LLC, Series 2004-HE9, or at such other address as the Trustee may designate from time to time.

      CORRESPONDING CERTIFICATE: With respect to each Uncertificated REMIC I Regular Interest, the Certificate with the corresponding designation.

      CURRENT INTEREST: As of any Distribution Date, with respect to the Certificates of each Class (other than the Class P Certificates and the Residual Certificates), (i) the interest accrued on the Certificate Principal Balance or Certificate Notional Balance or Uncertificated Notional Balance, as applicable, during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy minus
(ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the Class CE Certificates and Residual Certificates in reduction of amounts otherwise distributable to such

Certificates on such Distribution Date, and then any excess shall be allocated to each Class of Class A Certificates and Class M Certificates pro rata, based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

      CURRENT SPECIFIED ENHANCEMENT PERCENTAGE: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period.

      CUSTODIAL AGREEMENT: Any of the LaSalle Custodial Agreement or Wells Fargo Custodial Agreement.

      CUSTODIANS: (i) Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Wells Fargo Custodial Agreement ("Wells Fargo") and (ii) LaSalle Bank National Association, or any successor custodian appointed pursuant to the provisions hereof and the LaSalle Custodial Agreement ("LaSalle").

      CUT-OFF DATE: The close of business on October 1, 2004.

      CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $727,169,077.21.

      DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

      DEFICIENCY AMOUNT: As of any Distribution Date, the sum of (i) any shortfall in the Interest Funds to pay the Current Interest due on the Class II-A Certificates, except for any portion thereof payable under the Class II-A Policy as an Avoided Payment and (ii) the amount of any Applied Realized Loss Amount allocated to the Class II-A Certificates on such Distribution Date and
(iii) for the Last Scheduled Distribution Date, the Certificate Principal Balance of the Class II-A Certificates to the extent unpaid on such Distribution Date (after taking into account all distributions to be made on such Distribution Date).

      DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

      DEFINITIVE CERTIFICATES: As defined in Section 6.06.

      DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

      DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing if at any time, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and Mortgage Loans with respect to which the related Mortgaged Property is REO Property), and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period exceeds (y) 40% of the Current Specified Enhancement Percentage.

      DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

      DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

      DEPOSITOR: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

      DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

      DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

      DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

      DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04 in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer designated "LaSalle Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-HE9". Funds in the Distribution Account shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement.

      DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to each Distribution Date.

      DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2004.

      DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

      DUE PERIOD: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

      ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

      EMC:  EMC  Mortgage  Corporation,   a  Delaware  corporation,   and  its
successors and assigns.

      ENCORE: Encore Credit Corp., and its successors and assigns.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      ERISA RESTRICTED CERTIFICATES: Any of the Class CE, Class P and Residual Certificates.

      EVENT OF DEFAULT: As defined in Section 8.01 hereof.

      EXCESS CASHFLOW: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution Date and (b) the Overcollateralization Release Amount for such Distribution Date.

      EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

      EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Certificate Insurer Premium Amount, Current Interest on the Class A Certificates and Class M Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than Interest Carry Forward Amounts paid pursuant to Section 5.04(a)(4)(A)), in each case for such Distribution Date.

      EXEMPTION: Prohibited Transaction Exemption 90-30, as amended from time to time.

      EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

      FANNIE   MAE:   Fannie  Mae   (formerly,   Federal   National   Mortgage
Association), or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      FINAL CERTIFICATION: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

      FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

      FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Trustee shall maintain records, based solely on information provided by the Master Servicer, of each Final Recovery Determination made thereby.

      FISCAL AGENT: As defined in the Class II-A Policy.

      FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

      GROSS MARGIN: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

      GROUP I LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

      GROUP I PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the product of the Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Principal Funds for the Loan Group I for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

      GROUP II LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

      GROUP II PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the product of the Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Principal Funds for the Loan Group II for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

      GROUP III LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

      GROUP III PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the product of the Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Principal Funds for the Loan Group III for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

      GROUP III SEQUENTIAL TRIGGER EVENT: A trigger event in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 3.25% or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

      INDEMNIFIED PERSONS: The Trustee, the Master Servicer, the Certificate Insurer, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

      INDEX: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

      INITIAL CERTIFICATION: The certification substantially in the form of Exhibit One to the Custodial Agreement.

      INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

      INSURANCE AGREEMENT: The Insurance and Indemnity Agreement, dated October 29, 2004, among the Certificate Insurer, the Seller, the Master Servicer, the Depositor and the Trustee, as the same may be amended from time to time in accordance with the terms thereof.

      INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy or LPMI Policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

      INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

      INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy and any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

      INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

      INSURED PAYMENT: With respect to any Distribution Date, (i) any Deficiency Amount and (ii) any Avoided Payment.

      INTEREST CARRY FORWARD AMOUNT: As of any Distribution Date and with respect to each Class of Certificates (other than the Class CE, Class P and the Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.
      INTEREST DETERMINATION DATE: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

      INTEREST FUNDS: With respect to each Loan Group and any Distribution Date
(i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, the Trustee Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the Master Servicer pursuant to this

Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), and (e) all amounts relating to interest with respect to each Mortgage Loan in such Loan Group repurchased by the Seller or Encore Credit Corp. pursuant to Sections 2.02 and 2.03 or the Mortgage Loan Purchase Agreement and by EMC pursuant to Section 3.18, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02 and 4.05 or as otherwise set forth in this Agreement.

      INTERIM CERTIFICATION: The certification substantially in the form of Exhibit Two to the related Custodial Agreement.

      LASALLE: LaSalle Bank National Association, and any successor thereto.

      LASALLE CUSTODIAL AGREEMENT: The custodial agreement, dated as October 29, 2004, among the Depositor, the Seller, the Master Servicer, the Trustee and LaSalle Bank National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

      LAST SCHEDULED DISTRIBUTION DATE: Solely for purposes of the face of the Certificates as follows: with respect to the Certificates, other than the Class I-A-1, Class I-A-2 and Class M-7A Certificates, the Distribution Date in November 2034; with respect to the Class I-A-1, Class I-A-2 and Class M-7A Certificates, the Distribution Date in April 2023, March 2032 and March 2031, respectively.

      LATEST POSSIBLE MATURITY DATE: The Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II, REMIC III and REMIC IV shall be the Latest Possible Maturity Date.

      LIBOR BUSINESS DAY: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      LIQUIDATED LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has made a Final Recovery Determination with respect thereto.

      LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

      LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

      LOAN GROUP: Any of Loan Group I, Loan Group II or Loan Group III.

      LOAN GROUP I: The Mortgage Loans included as such on the Mortgage Loan Schedule.

      LOAN GROUP II: The Mortgage Loans included as such on the Mortgage Loan Schedule.

      LOAN GROUP III: The Mortgage Loans included as such on the Mortgage Loan Schedule.

      LPMI FEE: The fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy.

      LPMI POLICY: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Master Servicer or the related subservicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

      MARKER RATE: With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rate for each of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate for the Corresponding Certificate plus, in the case of REMIC I Regular Interest II-A, the Certificate Insurer Premium Rate and (ii) the Net Rate Cap for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation.

      MASTER SERVICER: EMC Mortgage Corporation, in its capacity as master servicer, and its successors and assigns.

      MASTER SERVICER CERTIFICATION: A written certification covering servicing of the Mortgage Loans by the Master Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

      MAXIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

      MAXIMUM UNCERTIFICATED ACCRUED INTEREST DEFERRAL AMOUNT: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate plus, in the case of REMIC I Regular Interest II-A, the Certificate Insurer Premium Rate and (ii) the Net Rate Cap for the Corresponding Certificate for the purpose of this calculation for such Distribution Date.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

      MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

      MINIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

      MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

      MONTHLY STATEMENT: The statement delivered to the Certificateholders and the Certificate Insurer pursuant to Section 5.05.

      MOODY'S: Moody's Investors Service, Inc., and any successor thereto.

      MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

      MORTGAGE FILE: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the related Custodian to be added to the Mortgage File pursuant to this Agreement and the related Custodial Agreement.

      MORTGAGE LOANS: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

      MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of October 29, 2004, among the Seller, as seller,the Depositor, as purchaser and Encore Credit Corp., in the form attached hereto as Exhibit M.

      MORTGAGE LOAN PURCHASE PRICE: The price, calculated as set forth in
Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

      MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the Seller or the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the Mortgage Rate in effect as of the Cut-off Date;

          (iii) the Servicing Fee Rate;

          (iv) the Trustee Fee Rate;

          (v)  the LPMI Fee, if applicable;

          (vi) the Net Mortgage Rate in effect as of the Cut-off Date;

          (vii) the maturity date;

          (viii) the original principal balance;

          (ix) the Cut-off Date Principal Balance;

          (x)  the original term;

          (xi) the remaining term;

          (xii) the property type;

          (xiii) the MIN with respect to each MOM Loan;

          (xiv) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

          (xv) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

          (xvi) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

          (xvii)with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

          (xviii) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

          (xix) the Loan Group; and

          (xx) a code indicating whether such Mortgage Loan is a first lien Mortgage Loan or a second lien Mortgage Loan.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

      MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

      MORTGAGE RATE: With respect to each fixed rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

      MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

      MORTGAGOR: The obligors on a Mortgage Note.

      NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

      NET RATE CAP: With respect to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates and any Distribution Date, a rate per annum equal to the product of
(x) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in Loan Group I, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 1B, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

      With respect to the Class II-A Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in Loan Group II, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs, minus the Certificate Insurer Premium Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 2B, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest, minus the Certificate Insurer Premium Rate. For purposes of the definitions of the Marker Rate and Maximum Uncertificated Accrued Interest Deferral Amount, the foregoing definitions in this paragraph shall not be reduced by the Certificate Insurer Premium Rate.

      With respect to the Class III-A Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in Loan Group III, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 3B, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

      With respect to the Class M Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each such Loan Group as of the first day of the calendar month preceding the month in which the Distribution Date, the aggregate Certificate Principal Balance of the related Class or Classes of Senior Certificates and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rates on (a) REMIC I Regular Interest 1A, subject to a cap and a floor equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 1B,
(b) REMIC I Regular Interest 2A, subject to a cap and a floor equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 2B, and (c) REMIC I Regular Interest 3A, subject to a cap and a floor equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 3B, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

      NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

      NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Master Servicer pursuant to this Agreement, that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

      OFFERED CERTIFICATES: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A-1, Class III-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates.

      OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Certificate Insurer and/or the Trustee, as the case may be, as required by this Agreement.

      ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Accrual Period shall equal 1.96% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no

Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates and Class M Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. ONE-MONTH LIBOR PASS-THROUGH RATE: With respect to the Class I-A-1 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest I-A-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class I-A-2 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest I-A-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class I-A-3 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest I-A-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class II-A Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest II-A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class III-A-1 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest III-A-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class III-A-2 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest III-A-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-1 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-2 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-3 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-4 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-5 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-6 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-6, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-7A Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-7A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      With respect to the Class M-7B Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-7B, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

      OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Seller, the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05,
7.07 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, Depositor and the Master Servicer, (ii) not have any direct financial interest in the Seller, the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Seller, the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      OPTIONAL TERMINATION: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to the last sentence of Section 10.01 hereof.

      OPTIONAL TERMINATION DATE: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

      ORIGINAL VALUE: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

      OTS: The Office of Thrift Supervision.

      OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

      (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

      (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

      OUTSTANDING MORTGAGE LOAN: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

      OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period (including any reduction due to Realized Losses) over the Certificate Principal Balances of the Certificates on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

      OVERCOLLATERALIZATION RELEASE AMOUNT: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

      OVERCOLLATERALIZATION TARGET AMOUNT: With respect to any Distribution Date
(a) prior to the Stepdown Date, 2.55% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 2.55% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) 5.10% of the then current aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
(ii) $3,635,845 or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

      OWNERSHIP INTEREST: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      PASS-THROUGH RATE: With respect to the Class A Certificates and Class M Certificates and any Distribution Date, a rate per annum equal to the lesser of
(i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date and
(ii) the related Net Rate Cap for such Distribution Date. The initial Pass-Through Rates for the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A-1, Class III-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates will be 2.140%, 2.330%, 2.480%, 2.260%, 2.310%, 2.360%, 2.610%, 3.160%, 3.360%, 3.710%, 3.810%, 5.460%,
5.960% and 5.960%, respectively.

      With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (a) through (p) below, and the denominator of which is the aggregate Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Interest, the numerator is equal to the sum of the following components:

     (a) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest AA;

     (b) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest I-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest I-A-1;

     (c) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest I-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest I-A-2;

     (d) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest I-A-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest I-A-3;

     (e) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest II-A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest II-A;

     (f) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest III-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest III-A-1;

     (g) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest III-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest III-A-2;

     (h) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-1;

     (i) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-2;

     (j) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-3;

     (k) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-4;

     (l) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-5;

     (m) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-6;

     (n) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-7A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-7A;

     (o) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-7B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-7B; and

     (p) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ.

      With respect to the Class CE Certificates, 100% of the amounts distributable to the Class CE Interest.

      With respect to the Class P Certificates, 0.00% per annum.

      PERCENTAGE INTEREST: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

      PERIODIC RATE CAP: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

      PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (determined without regard to the Class II-A Policy), as evidenced in writing;

          (iii) [Reserved];

          (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (determined without regard to the Class II-A Policy), as evidenced in writing;

          (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (determined without regard to the Class II-A Policy), as evidenced in writing;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency (determined without regard to the Class II-A Policy), as evidenced in writing;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii)securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (determined without regard to the Class II-A Policy), as evidenced by a signed writing delivered by each Rating Agency;

          (ix) interests in any money market fund (including any such fund managed or advised by the Trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (determined without regard to the Class II-A Policy), as evidenced in writing;

          (x) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency (determined without regard to the Class II-A Policy), as evidenced in writing; and

          (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (determined without regard to the Class II-A Policy), as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

      PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel addressed to the Trustee (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

      PERSON: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      PREMIUM LETTER: The letter agreement dated October 29, 2004, among the Seller, the Depositor, the Certificate Insurer and the Trustee.

      PREPAYMENT ASSUMPTION: The applicable rate of prepayment as described in the Prospectus Supplement relating to each Class of Offered Certificates.

      PREPAYMENT CHARGE: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

      PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.18 or
10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the Trustee Fee, (b) the Servicing Fee and (c) the LPMI Fee, if any.

      PREPAYMENT PERIOD: As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

      PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

      PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date, less (z) any Overcollateralization Release Amount.

      PRINCIPAL FUNDS: With respect to each Loan Group and any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or before the Distribution Account Deposit Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to Sections 2.02 and 2.03, Encore Credit Corp. pursuant to the Mortgage Loan Purchase Agreement or by EMC pursuant to Section 3.18, (e) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(c), (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (g) amounts in respect of principal paid by EMC pursuant to Section 10.01, minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02 and 4.05 or as otherwise set forth in this Agreement.

      PRINCIPAL PREPAYMENT: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.18 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

      PRINCIPAL REMITTANCE AMOUNT: With respect to each Distribution Date, the sum of the amounts listed in clauses (a) through (f) of the definition of Principal Funds.

      PRIVATE CERTIFICATES: Any of the Class P, Class CE and Residual Certificates.

      PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated October 27, 2004 relating to the public offering of the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A-1, Class III-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates.

      PROTECTED ACCOUNT: The separate Eligible Account established and maintained by the Master Servicer with respect to the Mortgage Loans and REO Property in accordance with Section 4.01 hereof.

      PUD: A Planned Unit Development.

      PURCHASE PRICE: With respect to any Mortgage Loan (x) required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof, (y) Encore Credit Corp. pursuant to the Mortgage Loan Purchase Agreement or (z) that EMC has a right to purchase pursuant to Section 3.18 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

      QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

      RATING AGENCY: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

      RATING EVENT: Any time any of the Class A Certificates is put on a "watch list" by Moody's or S&P or downgraded below "Aaa" by Moody's or "AAA" by S&P (and with respect to the Class II-A Certificates, without regard to the Class II-A Policy).

      REALIZED LOSS: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer pursuant to this Agreement. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase Excess Spread on any Distribution Date.

      With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

      With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

      With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

      RECORD DATE: With respect to any Distribution Date and the Class A Certificates and Class M Certificates, so long as such Classes of Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class CE, Class P and Residual Certificates and (a) the first Distribution Date, the Closing Date and (b) with respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

      REFERENCE BANKS: Shall mean leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

      REFERENCE BANK RATE: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates for such Accrual Period.

      REGULAR CERTIFICATE: Any Certificate other than a Residual Certificate.

      REGULAR INTEREST:  A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

      REIMBURSEMENT AMOUNT: Shall mean the sum of (a) the aggregate unreimbursed amount of any payments made by the Certificate Insurer under the Class II-A Policy, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full at a rate of interest equal to the Accrual Rate and (b) any other amounts owed to the Certificate Insurer under this Agreement or the Insurance Agreement.

      RELIEF ACT: The Servicemembers Civil Relief Act, as amended, or similar state law.

      RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

      REMAINING EXCESS SPREAD: With respect to any Distribution Date, the Excess Spread less (i) any Extra Principal Distribution Amount, in each case for such Distribution Date and (ii) any unpaid Reimbursement Amounts related to interest or principal draws not previously paid to the Certificate Insurer pursuant to Sections 5.04(a)(1), (2) and (3).

      REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

      REMIC I: The segregated pool of assets described in Section 5.06(a).

      REMIC I INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

      REMIC I MARKER ALLOCATION PERCENTAGE: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ.

      REMIC I OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interest P) minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5 and REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A and REMIC I Regular Interest M-7B, in each case as of such date of determination.

      REMIC I PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ.

      REMIC I REGULAR INTEREST: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST AA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC

I Regular Interest AA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST I-A-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest I-A-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST I-A-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest I-A-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST I-A-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest I-A-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST II-A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest II-A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST III-A-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest III-A-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST III-A-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest III-A-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.
      REMIC I REGULAR INTEREST M-4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-5 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-6: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-6 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-7A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-7A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST M-7B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-7B shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest P shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST XX: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest XX shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST 1A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 1A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST 1B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 1B shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST 2A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 2A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST 2B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 2B shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST 3A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 3A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I REGULAR INTEREST 3B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 3B shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I SUB WAC ALLOCATION PERCENTAGE: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B, REMIC I Regular Interest 3A, REMIC I Regular Interest 3B and REMIC I Regular Interest XX.

      REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each REMIC I Regular Interest ending with the designation "A" (other than REMIC I Regular Interest II-A), equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I, the Mortgage Loans in Loan Group II or the Mortgage Loans in Loan Group III, as applicable over (y) the current Certificate Principal Balance of related Class A Certificates.

      REMIC   I   REQUIRED   OVERCOLLATERALIZATION   AMOUNT:   0.50%   of  the
Overcollateralization Target Amount.

      REMIC II:  The segregated pool of assets described in Section 5.06(a).

      REMIC II CERTIFICATE: Any Regular Certificate (other than the Class CE Certificate and Class P Certificate).

      REMIC II CERTIFICATEHOLDER: The Holder of any REMIC II Certificate.

      REMIC II REGULAR INTEREST: Any Class A Certificate, Class M Certificate, the Class CE Interest or Class P Interest.

      REMIC III: The segregated pool of assets consisting of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class CE Certificates and the Class RX Certificate (in respect of the Class R-3 Interest), with respect to which a separate REMIC election is to be made.

      REMIC III CERTIFICATE: Any Class CE Certificate or Class RX Certificate (in respect of the Class R-3 Interest).

      REMIC IV: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class RX Certificate (in respect of the Class R-4 Interest), with respect to which a separate REMIC election is to be made.

      REMIC IV CERTIFICATE: Any Class P Certificate or Class RX Certificate (in respect of the Class R-4 Interest).

      REMIC OPINION: Shall mean an Opinion of Counsel to the effect that the proposed action will not cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

      REMITTANCE DATE: Shall mean the Business Day immediately preceding the Distribution Account Deposit Date.

      REO IMPUTED INTEREST: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

      REO PROPERTY: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      REPLACEMENT MORTGAGE LOAN: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) if the Replacement Mortgage Loan is a fixed rate Mortgage Loan, have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (ix) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (x) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (xi) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (xii) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (xiii) comply with each representation and warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement and (xiv) the related Custodian has delivered a Final Certification noting no defects or exceptions.

      REQUEST FOR RELEASE: The Request for Release to be submitted by the Seller or the Master Servicer to the related Custodian substantially in the form of Exhibit H. Each Request for Release furnished to the related Custodian by the Seller or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the related Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Master Servicer.

      REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

      RESERVE FUND: Shall mean the separate trust account created and maintained by the Trustee pursuant to Section 3.20 hereof.

      RESIDUAL CERTIFICATES: The Class R-1, Class R-2 and Class RX Certificates (representing ownership of the Class R-3 Interest and Class R-4 Interest) each evidencing the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the related REMIC.

      RESIDUAL INTEREST: The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

      RESPONSIBLE OFFICER: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the

Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

      SECURITIES ACT: The Securities Act of 1933, as amended.

      SELLER: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

      SENIOR CERTIFICATES: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A-1 and Class III-A-2 Certificates.

      SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

      SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

      SERVICING FEE RATE: 0.500% per annum.

      SERVICING MODIFICATION: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Master Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Master Servicer in accordance with the terms of this Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

      SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Master

Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

      STARTUP DAY: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

      STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.09 with respect to such Mortgage Loan, that were received by the Master Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

      STEPDOWN DATE: The later to occur of (a) the Distribution Date in November 2007 and (b) the first Distribution Date on which the Current Specified Enhancement Percentage (calculated for this purpose only, prior to distributions on the Certificates but following distributions on the Mortgage Loans for the related Due Period) is greater than or equal to 40.60%.

      SUBORDINATED   CERTIFICATES:   The  Class  M   Certificates,   Class  CE
Certificates and Residual Certificates.

      SUBSEQUENT RECOVERIES: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

      SUBSERVICING AGREEMENT: Any agreement entered into between the Master Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

      SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03(c).

      SUCCESSOR MASTER SERVICER: The meaning ascribed to such term pursuant to Section 8.01.

      TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

      TRANSACTION DOCUMENTS: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Insurance Agreement, the Indemnification Agreement (as defined in the Insurance Agreement), the Underwriting Agreement and the Premium Letter.

      TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

      TRANSFER AFFIDAVIT: As defined in Section 6.02(c).

      TRIGGER EVENT: With respect to any Distribution Date, a Trigger Event exists if (i) a Delinquency Event shall have occurred and be continuing or (ii) the aggregate amount of Realized Losses on the Mortgage Loans since the Cut-off Date as a percentage of the initial aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                   DISTRIBUTION DATE        PERCENTAGE
           ---------------------------     -------------
           November 2007 to October 2008      3.25%

           November 2008 to October 2009      5.00%

           November 2009 to October 2010      6.50%

           November 2010 and thereafter       7.25%

      TRUST FUND: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account, the Class II-A Policy Payments Account, the Class P Certificate Account, the Reserve Fund and the Protected Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) for the benefit of the Class II-A Certificates only, the Class II-A Policy; (vi) the rights under the Yield Maintenance Agreements;
(vii) the rights under the Mortgage Loan Purchase Agreement; and (viii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

      TRUSTEE: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

      TRUSTEE FEE: As to each Mortgage Loan and any Distribution Date, a fee per annum equal to 0.0025% multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period.

      UNCERTIFICATED ACCRUED INTEREST: With respect to each REMIC I Regular Interest on each Distribution Date, an amount equal to one month's interest at the Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC I Regular Interests as set forth in
Section 5.06).

      UNCERTIFICATED NOTIONAL BALANCE: With respect to the Class CE Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P) for such Distribution Date.

      UNCERTIFICATED PRINCIPAL BALANCE: The amount of the REMIC I Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to Section 5.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04A and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 5.06(b)(1)(i). The Uncertificated Principal Balance of each REMIC I Regular Interest shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Class M Certificates and the Class P Interest then outstanding.

      UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B, REMIC I Regular Interest ZZ, REMIC I Regular Interest 1A, REMIC I Regular Interest 2A, REMIC I Regular Interest 3A and REMIC I Regular Interest XX, the weighted average of the Net Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest 1B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I. With respect to REMIC I Regular Interest 2B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II. With respect to REMIC I Regular Interest 3B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group III With respect to REMIC I Regular Interest P, 0.00%.

      UNDERWRITING AGREEMENT: The Underwriting Agreement, dated as of April 26, 2004, together with the related Terms Agreement, dated as of October 27, 2004, between the Depositor and Bear, Stearns & Co. Inc. ("Bear Stearns")

      UNPAID REALIZED LOSS AMOUNT: With respect to any Class A Certificates and as to any Distribution Date, is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

      VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 93% to the Class A Certificates and Class M Certificates, (ii) 3% to the Class CE Certificates until paid in full, and (iii) 1% to each Class of Residual Certificates and Class P Certificates, with the allocation among the Certificates (other than the Class CE, Class P and the Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. With respect to Voting Rights, the Class II-A Certificateholders are subject to Section 5.07(l) of this Agreement.

      WELLS FARGO CUSTODIAL AGREEMENT: The custodial agreement, dated as October 29, 2004, among the Depositor, the Seller, the Master Servicer, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

      WELLS FARGO: Wells Fargo Bank, National Association, and any successor thereto.

      YIELD MAINTENANCE AGREEMENTS: The four Yield Maintenance Agreements, each dated October 29, 2004 between the Trust (on behalf of the Class I-A, Class II-A, Class III-A-2 and Class M Certificateholders) and Bear Stearns Financial Products Inc.

Section 1.02      ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

      For purposes of calculating the amount of Current Interest for the Class A Certificates, the Class M Certificates and the Class CE Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the Certificate Notional Amount thereof and, thereafter, among the Offered Certificates, in each case on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

      For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date:

      (a) The REMIC I Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and the REMIC I Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ, pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest;

      (b) The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and the REMIC I Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B, REMIC I Regular Interest 3A, REMIC I Regular Interest 3B and REMIC I Regular Interest XX, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest; and

      (c) The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls allocated to the Class CE Certificates shall be deemed allocated to the Class CE Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

      Section 2.01 CONVEYANCE OF TRUST FUND.

      Pursuant to the Mortgage Loan Purchase Agreement, the Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

      The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

      The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund. In addition, on or prior to the Closing Date, the Depositor shall cause the Certificate Insurer to deliver the Class II-A Policy to the Trustee.

      In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the related Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset Backed Certificates, Series 2004-HE9," and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset Backed Certificates, Series 2004-HE9," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee and the related Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee or the related Custodian promptly after they are received. The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Seller need not cause to be recorded (a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Seller and its successors and assigns. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Master Servicer as a result of such Person having completed a Request for Release, the related Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

      In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

      Section 2.02 ACCEPTANCE OF THE MORTGAGE LOANS.

      (a) Based on the Initial Certification received by it from the related Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the related Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the related Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates and the Certificate Insurer. On the Closing Date, the Trustee or the related Custodian on its behalf will deliver one or more Initial Certifications, each in the form of Exhibit One to the related Custodial Agreement, confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the related Custodian on its behalf shall, for the benefit of the Certificateholders and the Certificate Insurer, review each Mortgage File delivered to it and execute and deliver to the Seller, the Master Servicer and the Certificate Insurer and, if reviewed by either Custodian, the Trustee, one or more Interim Certifications, each substantially in the form of Exhibit Two to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses
(iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the related Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the related Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the related Custodian on its behalf shall include such information in the exception report attached to the Interim Certification. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan (such determination to be made without regard to the Class II-A Policy) within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

      (b) No later than 180 days after the Closing Date, the Trustee or the related Custodian on its behalf will review, for the benefit of the Certificateholders and the Certificate Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Master Servicer and the Certificate Insurer and, if reviewed by either Custodian, the Trustee, one or more Final Certifications, each substantially in the form of Exhibit Three to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the related Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the related Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the related Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller and the Certificate Insurer. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section
2.03 or shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan (such determination to be made without regard to the Class II-A Policy) within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date. Notwithstanding anything to the contrary, the Trustee shall have no responsibility with respect to the custody or review of Mortgage Files held by the related Custodian pursuant to the related Custodial Agreement. The Trustee shall have no liability for the failure of the Custodians to perform their respective obligations under the related Custodial Agreement.

      (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Master Servicer for deposit in the Protected Account and shall provide written notice to the Trustee and the Certificate Insurer detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Protected Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee or the related Custodian will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Protected Account was made. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurer of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders and the Certificate Insurer or to the Trustee on their behalf.

      (d) The Seller shall deliver to the Trustee or the related Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the related Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

      Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE SELLER.

      (a) The Master Servicer hereby represents and warrants to the Depositor, the Trustee and the Certificate Insurer as follows, as of the Closing Date:

            (i) It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

            (ii) It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (iii) The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party , and the fulfillment of or compliance with the terms hereof and thereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

            (iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (v) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

            (vii) The Master Servicer will transmit full-file credit reporting data for each Group II Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.) or foreclosed.

            (viii)The Master Servicer for each Group III Loan has and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to

      Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

      (b) The Seller hereby represents and warrants to the Depositor, the Trustee and the Certificate Insurer as follows, as of the Closing Date:

            (i) The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

            (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (iii) The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by the Seller, the sale of the Mortgage Loans by the Seller under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Seller and will not
      (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

            (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

            (vii) With respect to each Mortgage Loan as of the Closing Date (or such other date as may be specified in Section 7 of the Mortgage Loan Purchase Agreement), the Seller hereby remakes and restates each of the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement to the Depositor, the Certificate Insurer and the Trustee to the same extent as if fully set forth herein.

      (c) Upon discovery by any of the parties hereto or the Certificate Insurer of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan (such determination to be made without regard to the Class II-A Policy), the party discovering such breach shall give prompt written notice thereof to the other parties and the Certificate Insurer. Any breach of a representation or warranty contained in clauses (hh), (ii) and (nn) through (qq) of Section 7 of the Mortgage Loan Purchase Agreement in respect of a Group III Loan, shall be deemed to materially adversely affect the interests of the related Certificateholders. Notwithstanding the preceding sentence, any breach of a representation or warranty contained in clauses (hh) and (ii) of
Section 7 of the Mortgage Loan Purchase Agreement in respect of a Group I Loan or Group II Loan that materially and adversely affects the interests of the related Certificateholders or the Certificate Insurer in any such Mortgage Loan will require the Seller to remedy such breach as set forth in this Section and the Mortgage Loan Purchase Agreement. The Seller hereby covenants, or Encore Credit Corp. will (pursuant to the Mortgage Loan Purchase Agreement), as applicable, with respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the

Certificateholders (such determination to be made without regard to the Class II-A Policy) or the Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee and the Certificate Insurer of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Trustee shall give prompt written notice to the parties hereto and the Certificate Insurer of the Seller's or Encore Credit Corp.'s, as applicable, failure to cure such breach as set forth in the preceding sentence. The Seller or Encore Credit Corp. (pursuant to the Mortgage Loan Purchase Agreement), as applicable, shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, the Seller or Encore Credit Corp. (pursuant to the Mortgage Loan Purchase Agreement), as applicable, shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties with respect to the Mortgage Loans that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller, the Trustee, the related Custodian or the Certificate Insurer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

      With respect to any Replacement Mortgage Loan or Loans, the Seller or Encore Credit Corp. (pursuant to the Mortgage Loan Purchase Agreement) shall deliver to the Trustee or the related Custodian on its behalf for the benefit of the Certificateholders and the Certificate Insurer such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller or Encore Credit Corp., as applicable. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller or Encore Credit Corp. shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the related Custodian and the Certificate Insurer. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller or Encore Credit Corp., as applicable, shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 or Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Protected Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee or the related Custodian shall release to the Seller or Encore Credit Corp., as applicable, the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Certificate Insurer and the Trustee shall execute and deliver at the Seller's or Encore Credit Corp.'s direction such instruments of transfer or assignment as have been prepared by the Seller or Encore Credit Corp., in each case without recourse, representation or warranty as shall be necessary to vest in the Seller or Encore Credit Corp., as applicable, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

      For any month in which the Seller or Encore Credit Corp. substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be deposited into the Protected Account, by the Seller or Encore Credit Corp. delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

      In the event that the Seller or Encore Credit Corp. shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Protected Account, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller or Encore Credit Corp., as applicable, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller or Encore Credit Corp., in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller or Encore Credit Corp. to any Mortgage Loan purchased pursuant to this
Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller or Encore Credit Corp. to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller and Encore Credit Corp. respecting such breach available to the Certificateholders, the Depositor or the Trustee.

      (d) The representations and warranties set forth in this Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders and the Certificate Insurer.

      Section 2.04 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

      The Depositor hereby represents and warrants to the Master Servicer, the Trustee and the Certificate Insurer as follows, as of the date hereof and as of the Closing Date:

            (i) The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and any other Transaction Document to which it is a party.

            (ii) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and any other Transaction Document to which it is a party and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and any other Transaction Document to which it is a party, and this Agreement and any other Transaction Document to which it is a party, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

            (iii) The execution and delivery of this Agreement and any other Transaction Document to which it is a party by the Depositor, the consummation of the transactions contemplated by this Agreement and any other Transaction Document to which it is a party, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement and any other Transaction Document to which it is a party.

            (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Document to which it is a party or the ability of the Depositor to perform its obligations under this Agreement and any other Transaction Document to which it is a party in accordance with the terms hereof or thereof.

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and any other Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

      The Depositor hereby represents and warrants to the Trustee and the Certificate Insurer as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

      It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders and the Certificate Insurer. Upon discovery by the Depositor, the Trustee or the Certificate Insurer of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others, to each Rating Agency and to the Certificate Insurer.

            Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS AND REPURCHASES.

      (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee and the Certificate Insurer an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

      (b) Upon discovery by the Depositor, the Seller, the Certificate Insurer or the Master Servicer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Trustee shall require the Seller or Encore Credit Corp., as applicable, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03 with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty in accordance with Section 2.03. The Trustee shall reconvey to the Seller or Encore Credit Corp. the Mortgage Loan to be released pursuant hereto (and the related Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty in accordance with Section 2.03.

      Section 2.06 COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES.

      (a) The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Certificate Insurer and to perform the duties set forth in this Agreement in accordance with its terms.

      (b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests, and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates.

      (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest for the benefit of the holders of the REMIC III Certificates. The Trustee acknowledges receipt of the Class CE Interest (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Certificates.

      (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the holders of the REMIC IV Certificates. The Trustee acknowledges receipt of the Class P Interest (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC IV Certificates.

                                  ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

      Section 3.01 THE MASTER SERVICER TO ACT AS MASTER SERVICER.

            The Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Certificate Insurer, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund, the Certificate Insurer or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificate Insurer under this Agreement and any other Transaction Document to which it is a party.

      Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the Certificate Insurer. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

      In accordance with the standards of the first paragraph of this Section 3.01, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.03, and further as provided in Section 5.02. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

      Section 3.02 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

      (a) Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this
Section 3.02(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

      (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its servicing standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

Section 3.03      SUBSERVICERS.

      The Master Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Master Servicer of a subservicer shall not release the Master Servicer from any of its obligations hereunder and the Master Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Master Servicer. The Master Servicer shall pay all fees of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to the Master Servicer hereunder.

      At the cost and expense of the Master Servicer, without any right of reimbursement from its Protected Account, the Master Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Master Servicer, at the Master Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Master Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, the Master Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Master Servicer. The Master Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Master Servicer's own funds without reimbursement from the Trust Fund.

      Notwithstanding the foregoing, the Master Servicer shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Master Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Master Servicer alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer's fees and expenses. Each subservicing agreement shall provide that such agreement may be assumed or terminated without cause or penalty by the Trustee or other Successor Master

Servicer in the event the Master Servicer is terminated in accordance with this Agreement. For purposes of remittances to the Trustee pursuant to this Agreement, the Master Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

      Section 3.04 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE MASTER SERVICER TO BE HELD FOR TRUSTEE.

      Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee or the related Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Subsequent Recoveries, including but not limited to, any funds on deposit in the Protected Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

      Section 3.05 MAINTENANCE OF HAZARD INSURANCE.

      The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 4.01, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Protected Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 4.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

      In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Master Servicer's own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders and the Certificate Insurer claims under any such blanket policy.

      Section 3.06 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

      The Master Servicer shall prepare and present on behalf of the Trustee and the Certificateholders and the Certificate Insurer all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Master Servicer in respect of such Insurance Policies shall be promptly deposited in the Protected Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

      Section 3.07 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

      (a) The Master Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer would have been covered thereunder. The Master Servicer shall use its best efforts to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan. The Master Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

      (b) The Master Servicer agrees to present on behalf of the Trustee, the Certificateholders and the Certificate Insurer, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account, subject to withdrawal pursuant to Section 4.02 hereof.

      Section 3.08 FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

      The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Master Servicer shall deliver to the Trustee a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee. The Master Servicer shall notify the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders and the Certificate Insurer must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

      Section 3.09 REALIZATION UPON DEFAULTED MORTGAGE LOANS; DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.

      (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the

Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds, Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account pursuant to Section 4.02). If the Master Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer will give notice of any such charge-off to the Trustee and the Certificate Insurer. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

      With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer (or the Trustee's nominee on behalf of the Certificateholders and the Certificate Insurer). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders and the Certificate Insurer, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders and the Certificate Insurer for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

      In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the Certificate Insurer shall have been supplied with an Opinion of Counsel addressed to the Trustee and the Certificate Insurer (such opinion not to be an expense of the Trustee or the Certificate Insurer) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV as defined in section 860F of the Code or cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III or REMIC IV to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

      The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

      The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Protected Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Master Servicer as additional servicing compensation.

      The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.09; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section
4.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

      (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

      (c) The Master Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Master Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Master Servicer's discretion so warrant such action.

      Section 3.10 SERVICING COMPENSATION.

      As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

      Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account shall be retained by the Master Servicer to the extent not required to be deposited in the Protected Account pursuant to Section 4.02. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

      Section 3.11 REO PROPERTY.

      (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders and the Certificate Insurer. The Master Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

      (b) The Master Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Protected Account.

      (c) The Master Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

      Section 3.12 LIQUIDATION REPORTS.

      Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Master Servicer shall submit a liquidation report to the Trustee and Certificate Insurer containing such information as shall be mutually acceptable to the Master Servicer and the Trustee with respect to such Mortgaged Property.

      Section 3.13 ANNUAL CERTIFICATE AS TO COMPLIANCE.

      (a) The Master Servicer will deliver to the Trustee, the Rating Agencies and the Certificate Insurer not later than March 1, 2005 and not later than March 1 of each year thereafter, a certificate of a Servicing Officer stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

      (b) Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or
(ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

      Section 3.14 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.

      Not later than March 1, 2005 and not later than March 1 of each year thereafter, the Master Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Rating Agencies and the Certificate Insurer to the effect that, with respect to the preceding calendar year, such firm has examined certain documents and records relating to the Master Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this Section 3.14, except for (i) such exceptions as such firm shall believe to be immaterial,(ii) such other exceptions as shall be set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

      Section 3.15 BOOKS AND RECORDS.

      The Master Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Master Servicer's computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the Master Servicer shall maintain in its possession, available for inspection by the Trustee and the Certificate Insurer and shall deliver to the Trustee and the Certificate Insurer upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Master Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Master Servicer complies with the requirements of Accepted Servicing Practices.

      The Master Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Trustee and the Certificate Insurer the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

      Section 3.16 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

      (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in each year commencing in 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Trustee with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.13 and 3.14. Prior to (i) March 31, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence and the Form 10-K certification signed by the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.16; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.16 shall not be reimbursable from the Trust Fund.

      (b) In connection with the filing of any 10-K hereunder, the Trustee shall sign a certification (in the form attached hereto as Exhibit L) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

      (c) (i) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

            (ii) The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this
      Section 3.16 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

            (iii) The Master Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under this Section 3.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 3.16 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Trustee on the other.

      (d) Nothing shall be construed from the foregoing subsections (a), (b) and
(c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.16(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

      (e) Notwithstanding the provisions of Section 11.01, this Section 3.16 may be amended without the consent of the Certificateholders or the Certificate Insurer.

      Section 3.17 UCC.

      The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

      Section 3.18 OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS.

      With respect to any Mortgage Loans which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property at a price equal to the Purchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

      In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the initial Scheduled Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Purchase Price.

      If at any time EMC remits to the Master Servicer a payment for deposit in the Protected Account covering the amount of the Purchase Price for such a Mortgage Loan, and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Protected Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

      Section 3.19 OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF MORTGAGE RATES AND SCHEDULED PAYMENTS.

      In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Scheduled Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Master Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.19 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

      Section 3.20 RESERVE FUND.

      (a) On or before the Closing Date, the Trustee shall establish a Reserve Fund on behalf of the Holders of the Certificates. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be entitled "Reserve Fund, LaSalle Bank National Association as Trustee for the benefit of holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-HE9". The Trustee shall demand payment of all money payable by Bear Stearns Financial Products Inc. (the "Counterparty") under the Yield Maintenance Agreements. The Trustee shall deposit in the Reserve Fund all payments received from the Counterparty pursuant to the Yield Maintenance Agreements. On each Distribution Date the Trustee shall remit amounts received from the Counterparty to the Holders of the Class A Certificates, Class M Certificates and Class CE Certificates in the manner provided in clause (b) below. In addition, on each Distribution Date as to which there is a Basis Risk Shortfall Carry Forward Amount payable to any Class of Class A Certificates and/or Class M Certificates, the Trustee shall deposit the amounts distributable pursuant to clauses (C) and
(E) of Section 5.04(a)(4) into the Reserve Fund and the Trustee has been directed by the Class CE Certificateholder to distribute such amounts to the Holders of the Class A and/or Class M Certificates in the amounts and priorities set forth in clauses (C) and (E) of Section 5.04(a)(4). Any amount paid to the Holders of Class A Certificates and/or Class M Certificates pursuant to the preceding sentence in respect of Basis Risk Shortfall Carry Forward Amount shall be treated as distributed to the Class CE Certificateholder in respect of the Class CE Certificates and paid by the Class CE Certificateholder to the Holders of the Class A Certificates and/or Class M Certificates. Any payments to the Holders of the Class A Certificates and/or Class M Certificates in respect of

Basis Risk Shortfall Carry Forward Amount, whether pursuant to the second preceding sentence or pursuant to subsection (b) below, shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code
Section 860(G)(a)(1).

      (b) Amounts received from the Counterparty under the Yield Maintenance Agreements shall be distributed in the following manner and order of priority:

            (i) first, (A) from amounts received under the Yield Maintenance Agreement related to the Class I-A Certificates, to the Class I-A Certificates, pro rata based on the amount of Basis Risk Shortfall Carry Forward Amount for such Classes of Certificates for the related Distribution Date, (B) from amounts received under the Yield Maintenance Agreement related to the Class II-A Certificates, to the Class II-A Certificates, the amount of Basis Risk Shortfall Carry Forward Amount for such Class of Certificates for the related Distribution Date, (C) from amounts received under the Yield Maintenance Agreement related to the Class III-A-2 Certificates, to the Class III-A-2 Certificates the amount of Basis Risk Shortfall Carry Forward Amount for such Class of Certificates for such Distribution Date and (D) from amounts received under the Yield Maintenance Agreement related to the Class M Certificates, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates, in that order, the amount of any Basis Risk Shortfall Carry Forward Amount for such Classes of Certificates for the related Distribution Date;

            (ii) second, from any remaining amounts received under the non-related Yield Maintenance Agreements, to the Class I-A, Class II-A, Class III-A-2 and Class M Certificates, as applicable, pro rata, based on the aggregate amount of Basis Risk Shortfall Carry Forward Amounts for the Class I-A, Class II-A, Class III-A-2 and Class M Certificates, as applicable, for such Distribution Date to the extent not covered in clause
      (i) above, which amounts shall be paid in the case of the Class I-A Certificates and Class M Certificates in the order of priority in clauses
      (i) first (A) and (D) above; and

            (iii) third, any remaining amounts received under the Yield Maintenance Agreements, to the Class CE Certificates.

      (c) The Reserve Fund is an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class CE Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 5.04. Amounts in the Reserve Fund shall, at the direction of the Class CE Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class CE Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class CE Certificateholder. Any losses on such investments shall be deposited in the Reserve Fund by the Class CE Certificateholder out of its own funds immediately as realized.

      Section 3.21 ADVANCING FACILITY.

      (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the Master Servicer in the case of the Trustee and, in each case, with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) and notice to the Rating Agencies, is hereby authorized to enter into a facility (the "Advancing Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advancing Facility pursuant to this Section 3.21, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advancing Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.21(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advancing Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advancing Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.21. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a subservicer pursuant to
Section 8.02 hereof and will not be deemed to be a subservicer under this Agreement.

      (b) If an Advancing Facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 4.02(a)(ii),
Section 4.02(a)(iii) and Section 4.02(a)(v) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 4.02. The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 4.02(a)(ii), Section 4.02(a)(iii) or Section 4.02(a)(v), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree.

      (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out"
(FIFO) basis.

      (d) Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advancing Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder but with the consent of the Certificate Insurer, notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                                    ACCOUNTS

      Section 4.01 COLLECTION OF MORTGAGE LOAN PAYMENTS; PROTECTED ACCOUNT.

      (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the Master Servicer delivers to the Trustee and the Certificate Insurer a certification addressed to the Trustee and the Certificate Insurer, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify any of REMIC I, REMIC II, REMIC III or REMIC IV, the Master Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any Mortgage Loan and (B) amend any Mortgage Note to extend to the maturity thereof.

      The Master Servicer shall not waive (or permit a sub-servicer to waive) any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class P Certificates, by remitting such amount to the Trustee by the Distribution Account Deposit Date.

      (b) The Master Servicer shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer and designated "EMC Mortgage Corporation, as Master Servicer, for the benefit of LaSalle Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates Series 2004-HE9". The Master Servicer shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

            (iii) all Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

            (iv) any amount required to be deposited by the Master Servicer pursuant to Section 4.01(c) in connection with any losses on Permitted Investments;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.05;

            (vi) any Prepayment Charges collected on the Mortgage Loans; and

            (vii) any other amounts required to be deposited hereunder.

      The foregoing requirements for remittance by the Master Servicer into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 4.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders and the Certificate Insurer until withdrawn in accordance with Section 4.02.

      (c) The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Master Servicer, in Permitted Investments which shall mature not later than the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Master Servicer into the Protected Account, out of the Master Servicer's own funds.

      (d) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

      Section 4.02 PERMITTED WITHDRAWALS FROM THE PROTECTED ACCOUNT.

      (a) The Master Servicer may from time to time make withdrawals from the Protected Account for the following purposes:

            (i) to pay itself (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with
      Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

            (ii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, provided, however, that the Master Servicer's right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Master Servicer for any previously made portion of a Servicing Advance or an Advance made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause
      (v);

            (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

            (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Master Servicer's right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

            (vi) to pay to the Seller, the Depositor or itself or Encore Credit Corp., as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.18 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

            (vii) to pay any expenses recoverable by the Master Servicer pursuant to Section 7.04 of this Agreement;

            (viii)to withdraw pursuant to Section 4.01 any amount deposited in the Protected Account and not required to be deposited therein; and

            (ix) to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 10.01 hereof.

      In addition, no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Protected Account and remit to the Trustee the amount of Interest Funds for each Loan Group (without taking into account any reduction in the amount of Interest Funds attributable to the application of clause (c) of the definition thereof contained in Article I of this Agreement) and Principal Funds for each Loan Group collected, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account. In addition, on or before the Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account any Advances or any payments of Compensating Interest required to be made by the Master Servicer with respect to the Mortgage Loans. Furthermore, on each Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee all Prepayment Charges collected by the Master Servicer with respect to the Mortgage Loans during the related Prepayment Period.

      The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv),
(v), (vi) and (vii) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Master Servicer to be a Nonrecoverable

Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

      Section 4.03 COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

      With respect to each Mortgage Loan, to the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

      Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

      Section 4.04 DISTRIBUTION ACCOUNT.

      (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the Distribution Account as a segregated trust account or accounts.

      (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms and provisions of this Agreement.

      (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as determined by the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Distribution Account not later than the applicable Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders and the Certificate Insurer shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

      Section 4.05 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT.

      (a) The Trustee will make or cause to be made such withdrawals or transfers from the Distribution Account for the following purposes:

            (i) to pay to itself the Trustee Fee;

            (ii) to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

            (iii) to pay investment income to the Trustee;

            (iv) to remove amounts deposited in error; and

            (v) to clear and terminate the Distribution Account pursuant to
      Section 10.01.

      (b) On each Distribution Date, the Trustee shall distribute Interest Funds and Principal Funds in the Distribution Account for each Loan Group to the holders of the Certificates and the Certificate Insurer in accordance with
Section 5.04.

      Section 4.06 CLASS P CERTIFICATE ACCOUNT.

      (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Class P Certificateholders, the Class P Certificate Account as a segregated trust account or accounts.

      (b) On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account, an amount equal to $100. All amounts deposited to the Class P Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Class P Certificateholders in accordance with the terms and provisions of this Agreement. The amount on deposit in the Class P Certificate Account shall be held uninvested.

                                   ARTICLE V

                           DISTRIBUTIONS AND ADVANCES

      Section 5.01 ADVANCES.

      The Master Servicer shall, or shall cause the related subservicer pursuant to the Subservicing Agreement to, make an Advance and deposit such Advance in the Protected Account. Each such Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders and the Certificate Insurer funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency, the Certificate Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. Subject to the Master Servicer's recoverability determination, in the event that a subservicer fails to make a required Advance, the Master Servicer shall be required to remit the amount of such Advance to the Distribution Account.

      In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

      The Master Servicer shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.02. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

      Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 5.01.

      Section 5.02 COMPENSATING INTEREST PAYMENTS.

      In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Master Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund or the Certificateholders.

      Section 5.03 REMIC DISTRIBUTIONS.

      On each Distribution Date the Trustee shall be deemed to have allocated distributions to the REMIC I Regular Interests in accordance with Section 5.06 hereof.

      Section 5.04 DISTRIBUTIONS.

      (a) On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for each Loan Group for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed in the following order of priority:

      (1) Interest Funds shall be distributed in the following manner and order of priority:

            (A) From Interest Funds in respect of:

            (i) Loan Group I, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the entitlement of each such Class;

            (ii) Loan Group II, first, to the Certificate Insurer, the Certificate Insurer Premium Amount, second, to the Class II-A Certificates, the Current Interest and any Interest Carry Forward Amount for such Class, and third, to the Certificate Insurer, with respect to any Reimbursement Amount in connection with any draws relating to interest on the Class II-A Policy; and

            (iii) Loan Group III, to the Class III-A-1 Certificates and Class III-A-2 Certificats, the Current Interest and then any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the entitlement of each such Class.

            (A) From remaining Interest Funds in respect of the non-related Loan Groups, to the Class I-A, Class II-A and Class III-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such Classes, pro rata based on the entitlement of each such Class; provided, however, any such remaining Interest Funds that would otherwise be distributed to the Class II-A Certificates to pay the remaining Interest Carry Forward Amount for any Distribution Date will be used to pay the Certificate Insurer the Reimbursement Amount related to interest draws on the Class

      II-A Policy, if any, prior to paying such Interest Carry Forward Amount to the Class II-A Certificates; and

            (B) From remaining Interest Funds in respect of all Loan Groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates, in that order, the Current Interest for each such Class.

      Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; provided, however, any such Excess Spread that would otherwise be distributed to the Class II-A Certificates to pay the Extra Principal Distribution Amount for any Distribution Date will be used to pay the Certificate Insurer the Reimbursement Amount related to interest or principal draws on the Class II-A Policy, if any, prior to paying such Extra Principal Distribution Amount to the Class II-A Certificates. Any Remaining Excess Spread together with any Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (4)(A) through (H) below.

      On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of "Current Interest" herein.

      (2) Principal Funds, including any Extra Principal Distribution Amount, shall be distributed in the following manner and order of priority:

            (A) For each Distribution Date (i) prior to the Stepdown Date or
      (ii) on which a Trigger Event is in effect:

            (i) To the Class A Certificates, the Principal Distribution Amount for such Distribution Date to be distributed as follows:

                  (1) from the Group I Principal Distribution Amount for such Distribution Date, sequentially, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

                  (2) from the Group II Principal Distribution Amount for such Distribution Date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

                  (3) from the Group III Principal Distribution Amount for such Distribution Date, pro rata to the Class III-A-1 Certificates and Class III-A-2 Certificates, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that if a Group III Sequential Trigger Event is in effect, the Group III Principal Distribution Amount for such Distribution Date will be distributed sequentially to the Class III-A-1

                  Certificates and Class III-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

            (ii) To the Class M-1 Certificates, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (iii) To the Class M-2 Certificates, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (iv) To the Class M-3 Certificates, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (v) To the Class M-4 Certificates, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (vi) To the Class M-5 Certificates, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (vii) To the Class M-6 Certificates, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

            (viii)Sequentially, to the Class M-7A Certificates and Class M-7B Certificates, in that order, from any remaining Principal Funds in respect of all Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, in each case until the Certificate Principal Balance thereof is reduced to zero.

            (B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

            (i) To the Class A Certificates, the Principal Distribution Amount for such Distribution Date to be distributed as follows:

                  (1) from the Group I Principal Distribution Amount for such Distribution Date, sequentially, to the Class I-A-1, Class I-A-2 and Class

                  I-A-3 Certificates, in that order, the Class I-A Principal Distribution Amount for such Distribution Date, in each case until the Certificate Principal Balance thereof is reduced to zero;

                  (2) from the Group II Principal Distribution Amount for such Distribution Date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

                  (3) from the Group III Principal Distribution Amount for such Distribution Date, pro rata to the Class III-A-1 Certificates and Class III-A-2 Certificates, the Class III-A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balances thereof are reduced to zero;

            (ii) To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (iii) To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (iv) To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (v) To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (vi) To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

            (vii) To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

            (viii) Sequentially, to the Class M-7A Certificates and M-7B Certificates, in that order, from any remaining Principal Distribution Amount in respect of all Loan Groups for such Distribution Date, the Class M-7 Principal Distribution Amount, in each case, until the Certificate Principal Balance thereof is reduced to zero.

      (3) Notwithstanding the provisions of clauses (2)(A) and (B) above, if on any Distribution Date the Class A Certificates related to a Loan Group are no longer outstanding, the pro rata portion of the Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated among the remaining group or groups of Class A Certificates pro rata, based on the aggregate Certificate Principal Balance of the Class A Certificates in each such remaining group (after giving effect to distributions on such Distribution Date from such Class or Classes related Loan Group in accordance with clauses (2)(A) and (B) and among the Classes of each such group), in the same manner and order of priority described above in clauses (2)(A) and (B); provided, however, any such amount allocable to the Class II-A Certificates will be used first to pay the Certificate Insurer any Reimbursement Amounts related to principal draws on the Class II-A Policy, if any; and

      (4) Any Excess Cashflow shall be distributed in the following manner and order of priority:

            (A) from any remaining Excess Cashflow, to the Class A Certificates,
      (a) first, any remaining Interest Carry Forward Amount for such Classes, pro rata, in accordance with the Interest Carry Forward Amount due with respect to each such Class, to the extent not fully paid pursuant to clauses (1)(A) and (B) above; provided, however, that any Excess Cashflow allocable to the Class II-A Certificates under this clause will be used to pay any unpaid Reimbursement Amounts relating to interest draws owed to the Certificate Insurer prior to paying any such Interest Carry Forward Amount to the Class II-A Certificates and (b) second, any Unpaid Realized Loss Amount for such Classes for such Distribution Date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such Class;

            (B) from any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates, in that order, an amount equal to the Interest Carry Forward Amount for each such Class for such Distribution Date;

            (C) from any remaining Excess Cashflow otherwise distributable to the Class CE Certificates, to the Reserve Fund to pay to the Class I-A, Class II-A and Class III-A Certificates, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such Class, and in the case of the Class I-A, Class II-A and Class III-A-2 Certificates, to the extent not covered by the Yield Maintenance Agreements;

            (D) from any such remaining Excess Cashflow, to pay the Certificate Insurer any Reimbursement Amount to the extent not paid above;

            (E) from any remaining Excess Cashflow otherwise distributable to the Class CE Certificates, to the Reserve Fund to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates, sequentially in that order, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, if any, in each case to the extent not covered by the Yield Maintenance Agreements;

            (F) from any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such Class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A and Class M-7B Certificates, in that order, the amount of Relief Act Shortfalls and any Prepayment Interest Shortfalls allocated to such Classes of Certificates, to the extent not previously reimbursed;

            (G) from any remaining Excess Cashflow, to the Class CE Certificates, an amount equal to the Class CE Distribution Amount reduced by amounts distributed in clauses (C) and (E) above; and

            (H) any remaining amounts to each of the Class R-1, Class R-2 and Class RX Certificates, based on the related REMIC in which such amounts remain.

      On each Distribution Date, all amounts in respect of Prepayment Charges shall be distributed to the Holders of the Class P Certificates, provided that such distributions shall not be in reduction of the principal balance thereof. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, any amount on deposit in the Class P Certificate Account will be distributed to the Holders of the Class P Certificates in reduction of the Certificate Principal Balance thereof.

      In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a Class of Offered Certificates has been reduced to zero, that Class of Offered Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

      (b) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Protected Account pursuant to Section 4.01(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 5.04A; provided, however, to the extent that no reductions to a Certificate Principal Balance of any Class of Certificates currently exists as the result of a prior allocation of a Realized Loss, such Subsequent Recoveries will be applied as Excess Spread. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that

Class of Certificates pursuant to Section 5.04A, and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(c) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date, or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(d) On or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Trustee in electronic form (or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Trustee such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and to make the required distributions for the related Distribution Date.

      Section 5.04A ALLOCATION OF REALIZED LOSSES.

      (a) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.04A(b) on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Excess Spread; second, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-7A Certificates and Class M-7B Certificates, on a pro rata basis, until the Certificate Principal Balance thereof have been reduced to zero; fourth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the related Class or Classes of Class A Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero; and eleventh, to the unrelated Class or Classes of Class A Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, any such Realized Losses otherwise allocable to the Class III-A-1 Certificates shall be allocated first to the Class III-A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class III-A-1 Certificates. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

      (b) Any allocation of Realized Losses to a Class of Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to clause (G) of Section 5.04(a)(4). No allocations of any Realized Losses shall be made to the Certificate Principal Balance of the Class P Certificates.

      As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

      (c) (i) The REMIC I Marker Percentage of all Realized Losses on the Mortgage Loans (without duplication of losses allocated pursuant to Section 1.02) shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ, 98.00%, 0.50%, 0.50% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-7A and REMIC I Regular Interest M-7B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-6 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-6 has been reduced to zero; fifth to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-5 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-5 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-4 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-4 has been reduced to zero; seventh to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-3 and REMIC I Regular Interest ZZ, 98.00%, 1.00%, and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-3 has been reduced to zero; eighth to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-2 has been reduced to zero; ninth to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-1 has been reduced to zero; and tenth with respect to any Realized Losses on the Mortgage Loans, to the Uncertificated Principal Balance of REMIC I Regular Interest AA, 98.00%, to the Uncertificated Principal Balances of REMIC I Regular Interests I-A-1, I-A-2, I-A-3, II-A, III-A-1, and III-A-2, 1.00% pro rata, and to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ, 1.00%, until the Uncertificated Principal Balances of REMIC I Regular Interests I-A-1, I-A-2, I-A-3, II-A, III-A-1, and III-A-2 have been reduced to zero.

            (ii) The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "A" (other than REMIC I Regular Interest II-A) so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest XX.

      Section 5.05 MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

      (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates, the Certificate Insurer, the Master Servicer and the Depositor a statement setting forth for the
Certificates:

            (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

            (ii) the amount of such distribution to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Yield Maintenance Agreements;

            (iii) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates;

            (iv) the Certificate Principal Balance or Certificate Notional Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

            (v) for each Loan Group, the aggregate of the Stated Principal Balances of (A) all of the Mortgage Loans in such Loan Group, (B) the first lien Mortgage Loans in such Loan Group, (C) the second lien Mortgage Loans in such Loan Group, and (D) the Adjustable Rate Mortgage Loans in such Loan Group, for the following Distribution Date;

            (vi) the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

            (vii) the Pass-Through Rate for each Class of Offered Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the applicable Net Rate Cap;

            (viii)the amount of Advances included in the distribution on such Distribution Date;

            (ix) the cumulative amount of Applied Realized Loss Amounts to date;

            (x) the number and aggregate Stated Principal Balances of the Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

            (xi) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

            (xii) the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii)the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate stated Principal Balance of the Mortgage Loans in each Loan Group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in such Loan Group as of the last day of such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

            (xiv) the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

            (xv) whether a Trigger Event exists;

            (xvi) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

            (xvii) the Certificate Insurer Premium Amount; and

            (xviii) the Reimbursement Amount, separately indicating the amount related to (a) interest draws on the Class II-A Policy, (b) principal draws on the Class II-A Policy and (c) all other amounts representing such Reimbursement Amount.

      The Trustee may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Certificate Insurer via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.etrustee.net". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (312) 904-7992. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

      (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee will make available a copy of each statement provided pursuant to this Section
5.05 to each Rating Agency.

      (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 5.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

      (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

            (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

            (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

            (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

            (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

            (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

            (vi) The amount and timing of any non-interest expenses of a REMIC; and

            (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

      The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

      Section 5.06 REMIC DESIGNATIONS AND REMIC DISTRIBUTIONS.

      (a) The Trustee shall elect that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Protected Account, any REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the Reserve Fund). The REMIC I Regular Interests shall constitute the assets of REMIC II. The Class CE Interest shall constitute the assets of REMIC III and the Class P Interest shall constitute the assets of REMIC IV.

      (b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-1 Certificates, as the case may be:

            (i) to Holders of REMIC I Regular Interest AA, REMIC Regular Interest I-A-1, REMIC I Regular Interest I-A-2, Regular Interest I-A-3, REMIC I Regular Interest II-A, Regular Interest III-A-1, Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A, REMIC I Regular Interest M-7B and REMIC I Regular Interest ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A and REMIC I Regular Interest M-7B in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by such amount;

            (ii) to Holders of REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B, REMIC I Regular Interest 3A, REMIC I Regular Interest 3B and REMIC I Regular Interest XX, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

            (iii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

            (A) 98% of such remainder to the Holders of REMIC I Regular Interest AA, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero;

            (B) 2% of such remainder, first, to the Holders of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest II-A, REMIC I Regular Interest III-A-1, REMIC I Regular Interest III-A-2, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7A and REMIC I Regular Interest M-7B, in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero; and second, to the Holders of REMIC I Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; then

            (C) any remaining amount to the Holders of the Class R-1
      Certificates;

            (iv) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Sub WAC Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups for such Distribution Date after the distributions made pursuant to clause (ii) above, first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest XX.

      (c) On each Distribution Date, all amounts representing Prepayment Charges deemed distributed in respect of the Class P Interest shall be deemed distributed in respect of REMIC I Regular Interest P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC I Regular Interest P. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, $100 shall be deemed distributed in respect of REMIC I Regular Interest P in reduction of the Uncertificated Principal Balance thereof.

      (d) On each Distribution Date, an amount equal to the amounts distributed pursuant to Sections 5.04(a)(4)(C), (E) and (G) on such date shall be deemed distributed from REMIC II to REMIC III in respect of the Class CE Distribution Amount distributable to the Class CE Interest.

      (e) On each Distribution Date, 100% of the amounts deemed distributed on REMIC I Regular Interest P shall be deemed distributed by REMIC II to REMIC IV in respect of the Class P Interest.

      Section 5.07 POLICY MATTERS.

      (a) If, on the third Business Day before any Distribution Date, the Trustee determines that a Deficiency Amount exists on such Distribution Date, the Trustee shall give notice to the Certificate Insurer and the Fiscal Agent (as defined in the Class II-A Policy), if any, by telephone or telecopy of the amount of such Deficiency Amount, confirmed in writing by notice substantially in the form of Exhibit A to the Class II-A Policy by 12:00 noon, New York City time on such third Business Day. The Trustee's responsibility for delivering the notice to the Certificate Insurer as provided in the preceding sentence is contingent upon its receipt of available, timely and accurate information from the Master Servicer.

      (b) In the event the Trustee receives a certified copy of an order of the appropriate court regarding any Avoided Payment (as defined in the Class II-A Policy), the Trustee shall (i) promptly notify the Certificate Insurer and the Fiscal Agent, if any, and (ii) comply with the provisions of the Class II-A Policy to obtain payment by the Certificate Insurer of such Avoided Payment. In addition, the Trustee shall mail notice to all Holders of the Class II-A Certificates so affected that, in the event that any such Holder's scheduled payment is an Avoided Payment, such Holder will be entitled to payment pursuant to the terms of the Class II-A Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Certificate Insurer and the Fiscal Agent, if any, its records listing the payments on the affected Class II-A Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

      (c) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class II-A Certificates (the "Class II-A Policy Payments Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Class II-A Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Class II-A Policy into the Class II-A Policy Payments Account and distribute such amount only for the purposes of making the payments to Holders of the Class II-A Certificates in respect of the Insured Payment for which the related claim was made under the Class II-A Policy. Such amounts shall be allocated by the Trustee to Holders of Class II-A Certificates affected by such shortfalls in the same manner as interest and principal payments are to be allocated with respect to such Certificates pursuant to Section 5.04. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class II-A Certificates from funds in the Class II-A Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Class II-A Policy Payments Account shall not be invested by the Trustee.

      (d) Any funds received from the Certificate Insurer for deposit into the Class II-A Policy Payments Account pursuant to the Class II-A Policy in respect of a Distribution Date or otherwise as a result of any claim under the Class II-A Policy shall be applied by the Trustee directly to the payment in full (i) of the Deficiency Amount due on such Distribution Date on the Class II-A Certificates, or (ii) of other amounts payable under the Class II-A Policy. Funds received by the Trustee as a result of any claim under the Class II-A Policy shall be used solely for payment to the Holders of the Class II-A Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Depositor, the Seller, any subservicer, the Master Servicer or the Trust Fund. Any funds remaining in the Class II-A Policy Payments Account on the first Business Day after each Distribution Date shall be remitted promptly to the Certificate Insurer pursuant to the written instruction of the Certificate Insurer.

      (e) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and deposited into the Class II-A Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class II-A Certificates and (B) the amount of funds available to make distributions on the Class II-A Certificates pursuant to Section 5.04. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

      (f) The Trustee acknowledges, and each Holder of a Class II-A Certificate by its acceptance of the Class II-A Certificate agrees, that, without the need for any further action on the part of the Certificate Insurer or the Trustee to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class II-A Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Class II-A Certificates to receive such principal and interest from the Trust Fund. The Holders of the Class II-A Certificates, by acceptance of the Class II-A Certificates, assign their rights as Holders of the Class II-A Certificates to the extent of the Certificate Insurer's interest with respect to amounts paid under the Class II-A Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer's rights, as applicable, as subrogee for payments distributable pursuant to
Section 5.04, any payment with respect to distributions to the Class II-A Certificates which is made with funds received pursuant to the terms of the Class II-A Policy, shall not be considered payment of the Class II-A Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balance of the Class II-A Certificates as described in this Article V.

      The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement or the Insurance Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

      (g) Upon its becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify the Certificate Insurer of such Event of Default.

      (h) The Trustee shall promptly notify the Certificate Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Class II-A Certificates as to which it has actual knowledge. Each Holder of a Class II-A Certificate, by its purchase of Class II-A Certificates, and the Trustee hereby agrees that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of a Class II-A Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

      (i) The Master Servicer shall designate a Certificate Insurer Contact Person who shall be available to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans. The initial Certificate Insurer Contact Person is to the attention of EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Christa Fellers, telephone:
972-444-3329.

      (j) The Trustee shall promptly surrender the Class II-A Policy to the Certificate Insurer for cancellation upon the reduction of the Certificate Principal Balance of the Class II-A Certificates to zero.

      (k) The Trustee shall send to the Certificate Insurer the statements prepared pursuant to Section 5.05, as well as any other statements or communications sent to Holders of the Class II-A Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

      (l) For so long as there is not continuing default by the Certificate Insurer under its obligations under the Class II-A Policy (a "Certificate Insurer Default"), each Holder of a Class

II-A Certificate agrees that the Certificate Insurer shall be treated by the Depositor, the Master Servicer and the Trustee as if the Certificate Insurer were the Holder of all Class II-A Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given the Holders of the Class II-A Certificates hereunder without any further consent of the Holders of the Class II-A Certificates and such holders shall not exercise such rights without the prior written consent of the Certificate Insurer.

      With respect to this Section 5.07, (i) the terms "Receipt" and "Received" shall mean actual delivery to the Certificate Insurer and Certificate Insurer's Fiscal Agent, if any, received prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Class II-A Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. The Certificate Insurer or its Fiscal Agent, if any, shall promptly so advise the Trustee and the Trustee may submit an amended notice and (ii) "Business Day" means any day other than (A) a Saturday or Sunday, (B) a day on which the Certificate Insurer is closed or (C) a day on which banking institutions in the City of New York, New York, or in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

      (m) Unless otherwise designated in writing by the President or a Managing Director of the Certificate Insurer to the Trustee, the Certificate Insurer Premium Amount to be paid pursuant to Section 5.04(a)(1) shall be paid by the Trustee to the Certificate Insurer in accordance with the terms of the Premium Letter.

                                   ARTICLE VI

                                THE CERTIFICATES

      Section 6.01 THE CERTIFICATES.

      The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                                   ORIGINAL
                                  INTEGRAL        CERTIFICATE
                  MINIMUM        MULTIPLE IN       PRINCIPAL
    CLASS       DENOMINATION  EXCESS OF MINIMUM     BALANCE
----------------------------------------------------------------
    I-A-1           $25,000         $1.00          $92,124,000.00
    I-A-2           $25,000         $1.00          $89,164,000.00
    I-A-3           $25,000         $1.00          $26,969,000.00
     II-A           $25,000         $1.00         $160,598,000.00
   III-A-1          $25,000         $1.00         $168,558,000.00
   III-A-2          $25,000         $1.00          $42,140,000.00
     M-1            $25,000         $1.00          $43,994,000.00
     M-2            $25,000         $1.00          $37,086,000.00
     M-3            $25,000         $1.00          $10,181,000.00
     M-4            $25,000         $1.00          $10,908,000.00
     M-5            $25,000         $1.00           $7,635,000.00
     M-6            $25,000         $1.00           $6,908,000.00
     M-7A           $25,000         $1.00           $6,181,000.00
     M-7B           $25,000         $1.00           $6,181,000.00
      CE            10%              1%            $18,542,077.21
      P             $ 100            N/A          $        100.00
     R-1            100%             N/A                N/A
     R-2            100%             N/A                N/A
      RX            100%             N/A                N/A

      The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

      The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

      Section 6.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

      (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

      At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

      No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

      All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

      (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer by (x)(i) the delivery to the Trustee by the Certificateholder desiring to effect such transfer of a certificate substantially in the form set forth in Exhibit E (the "Transferor Certificate") and (ii) the delivery by the Certificateholder's prospective transferee of (A) a letter in substantially the form of Exhibit F (the "Investment Letter") if the prospective transferee is an

Institutional Accredited Investor or (B) a letter in substantially the form of Exhibit G (the "Rule 144A and Related Matters Certificate") if the prospective transferee is a QIB or (y) there shall be delivered to the Trustee an Opinion of Counsel addressed to the Trustee that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

      No Transfer of an ERISA Restricted Certificate shall be made unless either
(i) the Trustee and the Master Servicer shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Trustee shall have received an Opinion of Counsel for the benefit of the Trustee and the Master Servicer and on which they may rely, satisfactory to the Trustee, to the effect that the purchase and holding of such ERISA Restricted Certificate will not constitute or result in the assets of the Trust being deemed to be "plan assets" under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. Neither the

Trustee nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trustee nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee nor the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

      Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an

      Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this
      Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Master Servicer shall make available within 60 days of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this
Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the Certificate Insurer of an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, which Opinion of Counsel shall not be an expense of the Trustee, the Seller, the Certificate Insurer or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III or REMIC IV, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Trustee and the Certificate Insurer and furnished to the Trustee and the Certificate Insurer, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

      (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller or the Master Servicer.

      Section 6.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

      If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee (and with respect to any Class II-A Certificates, to the Certificate Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

      Section 6.04 PERSONS DEEMED OWNERS.

      The Trustee, the Certificate Insurer and any agent of the Trustee or the Certificate Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee, the Certificate Insurer nor any agent of the Trustee or the Certificate Insurer shall be affected by any notice to the contrary.

      Section 6.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

      If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor, the Certificate Insurer or the Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Certificate Insurer, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 6.06 BOOK-ENTRY CERTIFICATES.

      The Regular Certificates (other than the Class CE Certificates and Class P Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

      (a) the provisions of this Section shall be in full force and effect;

      (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

      (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

      (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

      (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

      (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

      (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

      Section 6.07 NOTICES TO DEPOSITORY.

      Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

      Section 6.08 DEFINITIVE CERTIFICATES.

      If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.

      In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Voting Rights in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Voting Right in fully registered definitive form. Upon receipt by the Trustee of instructions from the Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Current Principal Amount of the definitive Certificate, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner's Voting Rights in such Class of Certificates and (iii) the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Current Principal Amount of such Class of Certificates by the amount of the definitive Certificates.

      Section 6.09 MAINTENANCE OF OFFICE OR AGENCY.

      The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at the Corporate Trust Office where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office, as the office for such purposes. The Trustee will give prompt written notice to the Certificateholders and the Certificate Insurer of any change in such location of any such office or agency.

                                  ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

      Section 7.01 LIABILITIES OF THE DEPOSITOR AND THE MASTER SERVICER.

      Each of the Depositor, and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

      Section 7.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER.

      (a) Each of the Depositor and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Transaction Documents to which it is a party, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement and the other Transaction Documents to which it is a party.

      (b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 7.03 INDEMNIFICATION OF THE TRUSTEE AND THE MASTER SERVICER.

      (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including any powers of attorney delivered pursuant to this Agreement, the Custodial Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee or Master Servicer and the termination of this Agreement.

      (b) The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to Subsection (a) above.

      Section 7.04 LIMITATIONS ON LIABILITY OF THE DEPOSITOR, THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

      (a) Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

      (b) The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) The Depositor, the Master Servicer, the Trustee, each Custodian and the Certificate Insurer and any director, officer, employee or agent of the Depositor, the Master Servicer, the Trustee, each Custodian or the Certificate Insurer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Custodial Agreement, the Insurance Agreement or the Certificates, other than (i) any such loss, liability or expense related to the Master Servicer's or the Certificate Insurer's failure to perform its duties in compliance with this Agreement or the Insurance Agreement, as applicable (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement or the Insurance Agreement, as applicable), or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or the Certificate Insurer's breach of a representation, warranty or covenant under the Insurance Agreement, or by reason of reckless disregard of obligations and duties hereunder or the Insurance Agreement, as applicable, (iii) in the case of the Trustee, any such loss, liability or expense incurred by reason of the Trustee's willful misfeasance, bad faith or negligence in the performance of its duties hereunder, or by reason of its reckless disregard of obligations and duties hereunder and (iv) in the case of either Custodian, any such loss, liability or expense incurred by reason of such Custodian's willful misfeasance, bad faith or negligence in the performance of its duties under the related Custodial Agreement, or by reason of its reckless disregard of obligations and duties thereunder.

      (d) Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Protected Account as provided by Section 4.02. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to service and administer the Mortgage Loans pursuant to Article III.

      (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

      Section 7.05 MASTER SERVICER NOT TO RESIGN. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior consent of the Trustee and the Certificate Insurer (which consents shall not be unreasonably withheld) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel, addressed to and delivered to, the Trustee and the Certificate Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and the Certificate Insurer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies and the Certificate Insurer of the resignation of the Master Servicer.

      Section 7.06 SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer hereunder without the consent of the Certificate Insurer and all of the Certificateholders.

      Section 7.07 SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000

(unless otherwise approved by each Rating Agency pursuant to clause (ii) below);
(c) shall be reasonably satisfactory to the Trustee and the Certificate Insurer (as evidenced in a writing signed by the Trustee and the Certificate Insurer); and (d) shall execute and deliver to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency and the Certificate Insurer shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation (determined without regard to the Class II-A Policy) will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Trustee and the Certificate Insurer; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Certificate Insurer an Officer's Certificate and an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                     DEFAULT; TERMINATION OF MASTER SERVICER

      Section 8.01 EVENTS OF DEFAULT.

      "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to remit to the Trustee any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder (other than any Advance), which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

            (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

            (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

            (vii) The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date; or

            (viii)any draw on the Class II-A Policy, unless a Certificate Insurer Default has occurred and is continuing; provided that if the Master Servicer is EMC Mortgage Corporation, the Master Servicer shall not be in default pursuant to this clause if the direct or indirect parent of EMC Mortgage Corporation is rated at least "BBB" by Standard & Poor's or "Baa2" by Moody's.

      If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall in the case of any Event of Default described in clauses (i) through (vii) above or upon receipt of written instructions from the Certificate Insurer in the case of an Event of Default described in clause (viii) above, by notice in writing to the Master Servicer (with a copy to each Rating Agency and the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a "Successor Master Servicer"); provided, to the extent the Certificate Insurer directs the Trustee to terminate the Master Servicer due to an Event of Default described in clause (viii) above, the Certificate Insurer will be required to appoint a Successor Master Servicer which is reasonably acceptable to the Trustee and the Rating Agencies; and provided further no such termination of the Master Servicer due to an Event of Default as described under clause (viii) shall occur until and unless a Successor Master Servicer has been appointed. Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article V, subject, in the case of the Trustee, to Section 8.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VII or Article IX. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Protected Account maintained pursuant to Section 4.02, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurer of the occurrence of an Event of Default known to the Trustee.

      Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 4.02 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

      Notwithstanding the foregoing, if an Event of Default described in clause
(vii) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Certificate Insurer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

      Section 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

      Except with respect to an Event of Default described in Section 8.01(viii) above for which the Certificate Insurer is required to appoint a Successor Master Servicer, on and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however that, pursuant to Article V hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article V or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (determined without regard to the Class II-A Policy) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the Trustee and the Certificate Insurer (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any Mortgage Loans under this Agreement, and shall have executed and delivered to the Depositor, the Trustee and the Certificate

Insurer an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation (determined without regard to the Class II-A Policy) will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section
9.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.08.

      Section 8.03 NOTIFICATION TO CERTIFICATEHOLDERS.

      (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Certificate Insurer and to each Rating Agency.

      (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Certificate Insurer notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

      Section 8.04 WAIVER OF DEFAULTS.

      The Trustee shall transmit by mail to all Certificateholders and the Certificate Insurer, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Certificate Insurer or the Holders of Certificates evidencing not less than 51% of the Voting Rights (with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld) may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies and the Certificate Insurer.

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

      Section 9.01 DUTIES OF TRUSTEE.

      (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

      (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

      (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.01 herein.

      (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the

      Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or other power conferred upon the Trustee under this Agreement;

            (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such knowledge, the Trustee may conclusively assume there is no such default or Event of Default;

            (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee's negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

            (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

            (vii) None of the Master Servicer, the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer.

      (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

      Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

      (a) Except as otherwise provided in Section 10.01:

            (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller or the Master Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer and the Certificate Insurer, which consents will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

            (vii) Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

            (viii)The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

            (ix) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

      (b) The Trustee is hereby directed by the Depositor to execute and deliver the Insurance Agreement and the Yield Maintenance Agreements. Amounts payable by the Trust on the Closing Date pursuant to the Yield Maintenance Agreement shall be paid by the Depositor or its designee. The Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Yield Maintenance Agreement, including, without limitation, for making any payments thereunder.

      Section 9.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

      The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the related Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section 2.02 of this Agreement. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not be responsible for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

      Section 9.04 TRUSTEE MAY OWN CERTIFICATES.

      The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

      Section 9.05 TRUSTEE'S FEES AND EXPENSES.

      The Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.05, the Trustee Fee, all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee in connection with any Event of Default (or anything related thereto, including any determination that an Event of Default does or does not exist), any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

      Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

      The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Fitch with respect to their long-term rating and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and the Certificate Insurer (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

      Section 9.07 INSURANCE.

      The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"); provided, that such insurance may be provided through self-insurance so long as the Trustee is rated "A" or better by S&P and "A1" or better by Moody's. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to any Certificateholder and the Certificate Insurer upon reasonable written request.

      Section 9.08 RESIGNATION AND REMOVAL OF TRUSTEE.

      The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller and the Master Servicer, with a copy to the Rating Agencies and the Certificate Insurer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Master Servicer and the successor trustee.

      The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates (with the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Master Servicer, the Trustee so removed and the successor trustee so appointed.

Notice of any removal of the Trustee shall be given to each Rating Agency and the Certificate Insurer by the Trustee or successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.09 hereof.

      Section 9.09 SUCCESSOR TRUSTEE.

      Any successor trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee, the Master Servicer and the Certificate Insurer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

      No successor trustee shall accept appointment as provided in this Section
9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates (determined without regard to the Class II-A Policy).

      Upon acceptance of appointment by a successor trustee as provided in this
Section 9.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Certificate Insurer. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

      Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE.

      Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 9.11 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

      Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.09.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 9.12 TAX MATTERS.

      It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Trustee shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the penultimate paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (j) the Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (k) the Trustee shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Trustee, at the expense of the Trust Fund, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

      In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

      In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II, REMIC III or REMIC IV as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III or REMIC IV after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III or REMIC IV, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-7A Certificates and Class M-7B Certificates (pro rata based on their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date), second, to the Class M-6 Certificates, third, to the Class M-5 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-3 Certificates, sixth, to the Class M-2 Certificates, seventh to the Class M-1 Certificates, and eighth to the Class A Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

      The Trustee agrees that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this
Section 9.12, it will promptly notify and provide such information to such other party.

                                   ARTICLE X

                                   TERMINATION

      Section 10.01 TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL MORTGAGE LOANS.

      Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the "Mortgage Loan Purchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 9.05 and (vi) the amount of any Reimbursement Amount due to the Certificate Insurer and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders and to the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

      The right to repurchase all Mortgage Loans and REO Properties pursuant to clause in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating 10% or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

      Section 10.02 FINAL DISTRIBUTION ON THE CERTIFICATES.

      If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Protected Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to the Certificate Insurer and each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders (and the Certificate Insurer with respect to the Class II-A Certificates) within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Master Servicer elects to terminate the Trust Fund pursuant to
Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Depositor, the Certificate Insurer and the Trustee of the date the Master Servicer intends to terminate the Trust Fund. The Master Servicer shall remit the Mortgage Loan Purchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

      Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and the Certificate Insurer mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

      In the event such notice is given, the Master Servicer shall cause all funds in the Protected Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates and any Reimbursement Amounts due to the Certificate Insurer. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee or the related Custodian shall promptly release to EMC as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

      Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class and to the Certificate Insurer the amounts allocable to such Certificates and to the Certificate Insurer held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

      In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

      Section 10.03 ADDITIONAL TERMINATION REQUIREMENTS.

      (a) Upon exercise by the Master Servicer of its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been supplied with an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, at the expense of the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

      (1) The Master Servicer shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for any of REMIC I, REMIC II, REMIC III and REMIC IV pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

      (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I, REMIC II, REMIC III and REMIC IV for cash; and

      (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

      (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period for REMIC I, REMIC II, REMIC III and REMIC IV, which authorization shall be binding upon all successor Certificateholders.

      (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      Section 11.01 AMENDMENT.

      This Agreement may be amended from time to time by parties hereto, with the consent of the Certificate Insurer but without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Protected Account is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (determined without regard to the Class II-A Policy).

      Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III or REMIC IV pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III or REMIC IV at any time prior to the final redemption of the Certificates, provided that the Trustee and the Certificate Insurer has been provided an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

      This Agreement may also be amended from time to time by the parties hereto with the consent of the Certificate Insurer and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

      Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it and the Certificate Insurer shall have first received an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any of REMIC I, REMIC II, REMIC III or REMIC IV or the Certificateholders or cause any of REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (a copy of which shall be addressed to and delivered to the Certificate Insurer), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

      Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Certificate Insurer and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      Section 11.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

      To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 11.03 GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE

OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

      Section 11.04 INTENTION OF PARTIES.

      It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders and the Certificate Insurer, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

      The Depositor for the benefit of the Certificateholders and the Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

      Section 11.05 NOTICES.

      (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurer with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.18 and 10.01; and

            (v) The final payment to Certificateholders.

      (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel; (ii) in the case of the Seller or the Master Servicer, EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (iv) in the case of the Certificate Insurer, Assured Guaranty Corp., 1325 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, with a copy to Risk Management at the same address, or such other address as may be hereafter furnished to the Trustee by the Certificate Insurer in writing; and (v) in the case of the Rating Agencies, (x) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer, the Trustee or the Certificate Insurer under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.06 SEVERABILITY OF PROVISIONS.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 11.07 ASSIGNMENT.

      Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Master Servicer, the Seller or the Depositor.

      Section 11.08 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 11.09 INSPECTION AND AUDIT RIGHTS. The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Trustee or the Certificate Insurer during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee or the Certificate Insurer and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, the Trustee or the Certificate Insurer of any right under this Section 11.09 shall be borne by the party requesting such inspection, subject to such party's right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 9.05 hereof or in the case of the Certificate Insurer, solely if a Rating Event exists or at any time the Certificate Insurer has not be fully reimbursed for amounts paid pursuant to the Class II-A Policy, as provided in the Insurance Agreement).

      Section 11.10 CERTIFICATES NONASSESSABLE AND FULLY PAID.

      It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

      Section 11.11 CERTIFICATE INSURER RIGHTS.

      (a) All notices, statements, reports, certificates, lists or opinions required by this Agreement to be sent to the parties hereto, the Rating Agencies or the Class II-A Certificateholders shall also be sent at such time to the Certificate Insurer at the notice address set forth in Section 11.05.

      (b) The Certificate Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurer's or any Class II-A Certificateholder's rights explicitly specified herein as if a party hereto.

      (c) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Class II-A Policy.

      (d) The Trustee, the Depositor and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

      (e) The Certificate Insurer will have the right to exercise all rights, including voting rights, which the Holders of the Class II-A Certificates are entitled to exercise under this

Agreement, under the Mortgage Loan Purchase Agreement or any other instrument, document or agreement relating to the foregoing. In addition, the Certificate Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Certificate Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurer hereunder, under the Mortgage Loan Purchase Agreement, under the Insurance Agreement or under the Class II-A Policy or any other instrument, document or agreement relating to the foregoing or under the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Seller, the Master Servicer, the Depositor or any Affiliate thereof provided, that such participation or direction shall not be in conflict with any rule of law or with the terms of this Agreement. Following written notice to the Trustee, the Certificate Insurer shall have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust and the Trust Fund.

      (f) The Trustee hereby agrees to provide to the Certificate Insurer prompt written notice of any action, proceeding or investigation of which it has actual knowledge that names the Trust or the Trustee as a party or that could adversely affect the Trust or the Trust Fund.

      (g) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Trustee shall not, without the Certificate Insurer's prior written consent or unless directed in writing by the Certificate Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust or the Trust Fund to the extent any such settlement, action, proceeding or investigation could reasonably be expected to have a material adverse affect on the rights or obligations of the Certificate Insurer hereunder or under the Class II-A Policy or the Transaction Documents.

      (h) Each Holder of a Certificate, by acceptance of its Certificate, and the Trustee agree that Certificate Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Certificate Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Certificate Insurer, in its sole discretion, without the need for the consent or approval of any Certificateholder or the Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Certificate Insurer to exercise any of the rights provided for herein.

                                    * * *

      IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    BEAR  STEARNS  ASSET  BACKED  SECURITIES
                                    I LLC,
                                          as Depositor


                                    By: /s/ Matthew Perkins
                                    --------------------------------------
                                    Name: Matthew Perkins
                                    Title: Vice President

                                    EMC MORTGAGE CORPORATION,
                                          as Seller and Master Servicer

                                    By: /s/ Sue Stepanek
                                    --------------------------------------
                                    Name: Sue Stepanek
                                    Title: Executive Vice President

                                    LASALLE BANK NATIONAL ASSOCIATION
                                          as Trustee


                                    By: /s/ Christopher Lewis
                                    --------------------------------------
                                    Name: Christopher Lewis
                                    Title: Assistant Vice President

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On this 29th day of October, 2004, before me, a notary public in and for said State, appeared ______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ---------------------------
                                                Notary Public

[Notarial Seal]

STATE OF TEXAS          )
                        ) ss.:
COUNTY OF   DALLAS      )

      On this 29th day of October, 2004, before me, a notary public in and for said State, appeared Sue Stepanek, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ---------------------------
                                                Notary Public


[Notarial Seal]

STATE OF ILLINOIS )
                        ) ss.:
COUNTY OF   COOK        )

      On this 29th day of October, 2004, before me, a notary public in and for said State, appeared _________________ , personally known to me on the basis of satisfactory evidence to be an authorized representative of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ---------------------------
                                                Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                          Form of Class A Certificates

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




                                     A-1-1

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2004

Certificate No. 1                       Variable Pass-Through Rate

Class
[I-A-1][I-A-2][I-A-3][II-A][III-A-1]
[III-A-2] Senior

Date of Pooling and Servicing           Aggregate Initial Certificate
Agreement and Cut-off Date: October     Principal  Balance of this Certificate
1, 2004                                 as of the Cut-off Date:
                                        $[__________]

First Distribution Date:                Initial Certificate Principal Balance
November 26, 2004                       of this  Certificate as of the Cut-off
                                        Date:
                                        $[__________]

Master Servicer:                        CUSIP: [_____]
EMC Mortgage Corporation

Last Scheduled Distribution Date:
[___________ , ___]

                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE9

      evidencing a fractional undivided interest in the distributions allocable to the Class [I-A-1][I-A-2][I-A-3][II-A][III-A-1][III-A-2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities I LLC ("BSABS I"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC")


                                     A-1-2
to BSABS I. EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among BSABS I, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any realized losses applicable hereto.

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            [This Certificate is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Assured Guaranty Corp. (the "Policy").]

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund [and the Policy] for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                                     A-1-3

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or
(ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will


                                     A-1-4
effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________, ____          LASALLE BANK NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Trustee


                                    By: __________________________________
                                             Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [I-A-1][I-A-2][I-A-3][II-A][III-A-1][III -A-2] Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION Authorized
                                    signatory of LaSalle Bank National
                                    Association, not in its individual capacity
                                    but solely as Trustee
                                    By: __________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Dated:                  ______________________________________________________
                        Signature by or on behalf of assignor


                                    __________________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by ___________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-2

           Form of Class M-[1][2][3][4][5][6][7A][7B] Certificates

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [,] [AND] [CLASS M-4 CERTIFICATES] [,] [AND] [CLASS M-5 CERTIFICATES] [,] [AND] [CLASS M-6 CERTIFICATES] [,] [AND] [CLASS M-7A CERTIFICATES] [AND] [CLASS M-7B CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES APPLICABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            EACH BENEFICIAL OWNER OF A CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 2002-41 AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY S&P, FITCH RATINGS OR MOODY'S, AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE


                                     A-2-1

DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
















                                     A-2-2

Certificate No.1                        Variable Pass-Through Rate

Class M-[1][2][3][4][5][6][7A][7B]
Subordinate

Date of Pooling and Servicing           Aggregate  Initial Certificate
Agreement and Cut-off Date: October     Principal  Balance of this Certificate
 1, 2004                                as of the Cut-off Date:
                                        $[__________]

First Distribution Date:                Initial Certificate  Principal Balance
November 26, 2004                       of this  Certificate as of the Cut-off
                                        Date:
                                        $[__________]

Master Servicer:                        CUSIP:  [_____]
EMC Mortgage Corporation

Last Scheduled Distribution Date:
November 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE9

      evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4][5][6][7A][7B] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences



                                     A-2-4

(collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities I LLC ("BSABS I"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among BSABS I, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto and any realized losses applicable hereto.

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                     A-2-5

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

            Each beneficial owner of a Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets," (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's, and the certificate is so rated or
(iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.


                                     A-2-6

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or
(ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-2-7

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ______________, _____              LASALLE BANK NATIONAL ASSOCIATION
                                          not in its  individual  capacity but
                                          solely as Trustee


                                          By: ________________________________
                                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class M-[1][2][3][4][5][6][7A][7B] Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

                                    By: ______________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:                  ______________________________________________________
                        Signature by or on behalf of assignor


                                    __________________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-3

                           Form of Class P Certificate

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.


                                     A-3-1

            NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.




                                     A-3-2

Certificate No.1                        Percentage Interest: 100%

Class P

Date of Pooling and Servicing           Aggregate  Initial  Certificate
Agreement and Cut-off Date: October 1,  Principal Balance of this Certificate
2004                                    as of the Cut-off Date:
                                        $100.00

First Distribution Date:                Initial Certificate Principal Balance
November 26, 2004                       of this  Certificate as of the Cut-off
                                        Date:
                                        $100.00

Master Servicer:                        CUSIP:  [_____]
EMC Mortgage Corporation

Last Scheduled Distribution Date:
November 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE9

      evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that ___________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities I LLC ("BSABS I"). The Mortgage Loans were sold by EMC Mortgage Corporation


                                     A-3-3

("EMC") to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS I, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

            The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that


                                     A-3-4
such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either Exhibit F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class P Certificate will be made unless the transferee provides either a certification pursuant to section 6.02(b) of the Agreement or an Opinion of Counsel under Section 6.02(b) of the Agreement satisfactory to the Trustee that the purchase of this Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof


                                     A-3-5
whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or
(ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-3-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ___________, ____            LASALLE BANK NATIONAL ASSOCIATION,
                                    not in its individual capacity but solely as Trustee


                                       By: __________________________________
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

                                       By: __________________________________
                                                    Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Dated:                  ______________________________________________________
                        Signature by or on behalf of assignor


                                    __________________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-4

                          Form of Class CE Certificates

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW,


                                     A-4-1

WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.



                                     A-4-2

Certificate No.1                        Percentage Interest: 100%

Class CE                                Variable Pass-Through Rate

Date of Pooling and Servicing           Initial Certificate Notional Balance
Agreement and Cut-off Date: October     of this Certificate as of the Cut-off
1, 2004                                 Date:
                                        $[__________]

First Distribution Date:                Aggregate  Certificate Notional
November 26, 2004                       Balance of this Certificate as of the
                                        Cut-off Date:
                                        $[__________]

Master Servicer:                        CUSIP:  [_____]
EMC Mortgage Corporation

Last Scheduled Distribution Date:
November 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE9

      evidencing a fractional undivided interest in the distributions allocable to the Class CE Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities I LLC ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to


                                     A-4-3

BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among BSABS I, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be


                                     A-4-4
required to indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class CE Certificate will be made unless the transferee provides either a certification pursuant to section 6.02 of the Agreement or an Opinion of Counsel under Section 6.02 of the Agreement satisfactory to the Trustee that the purchase of this Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more


                                     A-4-5
new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or
(ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-4-6

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ___________, ____            LASALLE BANK  NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Trustee


                                    By: ______________________________________
                                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

                                    LASALLE BANK NATIONAL ASSOCIATION Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Trustee

                                    By: ______________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Dated:                  ______________________________________________________
                        Signature by or on behalf of assignor


                                    __________________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-5

                     Form of Class R[-1][-2][X] Certificates

            THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

            ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE


                                     A-5-1

FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION,
(2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                     A-5-2

Certificate No.1

Class R[-1][-2][X]                      Percentage Interest: 100%

Date of Pooling  and  Servicing
Agreement and Cut-off Date:  October 1,
2004

First Distribution Date:
November 26, 2004

Master Servicer:                        CUSIP:  [_____]
EMC Mortgage Corporation

Last Scheduled Distribution Date:
November 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE9

      evidencing a fractional undivided interest in the distributions allocable to the Class R[-1][-2][X] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities I LLC ("BSABS I"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS I. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred


                                     A-5-3
to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among BSABS I, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

            The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

            No transfer of this Class R Certificate will be made unless the transferee provides either a certification pursuant to section 6.02 of the Agreement or an Opinion of Counsel satisfactory to the Trustee that the purchase of this Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreement.


                                     A-5-4

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination


                                     A-5-5
of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-5-6

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, ____                 LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its  individual  capacity but
                                          solely as Trustee


                                          By: ________________________________
                                                      Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class R[-1][-2][X] Certificates referred to in the within-mentioned Agreement.

                                          LASALLE BANK NATIONAL ASSOCIATION
                                          Authorized signatory of LaSalle Bank
                                          National Association, not in its
                                          individual capacity but solely as
                                          Trustee

                                          By: ________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________

Dated:                  ______________________________________________________
                        Signature by or on behalf of assignor


                                    __________________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

            This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [provided upon request]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF TRANSFER AFFIDAVIT

                                             Affidavit   pursuant  to  Section
                                             860E(e)(4)    of   the   Internal
                                             Revenue   Code   of   1986,    as
                                             amended, and for other purposes

STATE OF          )
                  )ss:
COUNTY OF         )

      [NAME OF OFFICER], being first duly sworn, deposes and says:

      1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

      2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Asset-Backed Securities I LLC Asset-Backed Certificates, Series 2004-HE9, Class R[-1][-2][RX] Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

      3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

      4. That the Investor's taxpayer identification number is
______________________.

      5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

      6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

      7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

                                    [NAME OF INVESTOR]


                                    By: ______________________________________
                                        [Name of Officer]
                                        [Title of Officer]
                                        [Address  of  Investor  for receipt of
                                        distributions]

                                        Address of Investor for receipt of tax
                                        information:

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

      Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                    EXHIBIT E

                         FORM OF TRANSFEROR CERTIFICATE

                              ______________,200___


Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Bear Stearns Asset Backed Securities Trust 2004-HE9

            Re:   Bear Stearns Asset Backed Securities I LLC
                  ASSET-BACKED CERTIFICATES, SERIES 2004-HE9, CLASS[   ]_

Ladies and Gentlemen:

      In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2004-HE9, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2004, among Bear Stearns Asset Backed Securities I LLC, as depositor (the "Depositor"), EMC Mortgage Corporation, as seller and master servicer and LaSalle Bank National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

      Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                      Very truly yours,


                                      ________________________________
                                      (Seller)

                                       By:____________________________

                                      Name:___________________________

                                     Title:___________________________

                                    EXHIBIT F

                     FORM OF INVESTMENT LETTER-NON RULE 144A

                                                                          [Date]
[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

      Re:   Bear   Stearns  Asset-Backed   Securities I Trust 2004-HE9,
            Asset-Backed Certificates, Series 2004-HE9 (the "Certificates"), including the Class Certificates (the "Privately Offered Certificates")
            -----------------------------------------------------------------

Dear Ladies and Gentlemen:

      In connection with our purchase of Privately Offered Certificates, we confirm that:

            (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

            (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

            (iii) we are able to bear the economic risk of investment in
                  Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

            (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

            (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

            (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                        (A) (1) the sale is to an Eligible Purchaser (as defined
                  below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                        (B) if the Privately Offered Certificate is not
                  registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if LaSalle Bank National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

            (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

            (viii)we either: (i) are not acquiring the Privately Offered
                  Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, have provided the Opinion of Counsel required by the Agreement.

            (ix) We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED

                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class P Certificates and Class CE Certificates]:
                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

      "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

      Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of October 1, 2004, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as seller and master and LaSalle Bank National Association, as Trustee (the "Pooling and Servicing Agreement').

      If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________

      IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                          Very truly yours,

                                          [PURCHASER]

                                          By: ________________________________
                                                (Authorized Officer)

                                          By: ________________________________
                                                (Attorney-in-fact)

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                          [NAME OF NOMINEE]

                                          By: ________________________________
                                                (Authorized Officer)



                                          By: ________________________________
                                                (Attorney-in-fact)

                                    EXHIBIT G

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

      Re:   Bear   Stearns Asset Backed Securities I  Trust 2004-HE9,
            Asset-Backed Certificates, Series 2004-HE9 (the "Certificates"), including the Class Certificates (the "Privately Offered Certificates")
            ------------------------------------------------------------------

Dear Ladies and Gentlemen:

      In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

      Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

      Amount: $ _____________________; and

2. The dollar amount set forth above is:

      a. greater than $100 million and the undersigned is one of the following entities:

            (x)   |_|   an insurance company as defined in Section 2(13) of
                        the Act1; or

            (y)   |_|   an investment company registered under the Investment
                        Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company
                        Act of 1940; or

______________________
1     A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Companny Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

            (z)   |_|   a Small Business Investment Company licensed by the
                        U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

            (aa)  |_|   a plan (i) established and maintained by a state,  its
                        political   subdivisions,  or  any  agency   or
                        instrumentality   of  a   state  or   its   political
                        subdivisions,  the laws of which  permit the  purchase
                        of  securities  of this type,  for the  benefit of its
                        employees   and  (ii)  the   governing  investment
                        guidelines of which permit the purchase of securities of this type; or

            (bb)  |_|   a business development company as defined in Section
                        202(a)(22) of the Investment Advisers Act of 1940; or

            (cc)  |_|   a corporation (other than a U.S. bank, savings and
                        loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

            (dd)  |_|   a U.S. bank, savings and loan association or
                        equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

            (ee)  |_|   an investment adviser registered under the Investment
                        Advisers Act; or

      b.    |_|   greater than $10 million, and the undersigned is a
                  broker-dealer registered with the SEC; or

      c.    |_|   less than $ 10 million, and the undersigned is a
                  broker-dealer registered with the SEC and will only purchase
                  Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

      d.    |_|   less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

      e.    |_|   less than $100 million, and the undersigned is an entity,
                  all the equity owners of which are qualified institutional buyers.

      The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by

Rule 144A. The undersigned understands that the Privately
Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

      The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of October 1, 2004, among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and LaSalle Bank National Association, as Trustee, pursuant to which the Certificates were issued.

      The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, has provided the Opinion of Counsel required by the Agreement.

      If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                          Very truly yours,

                                          [PURCHASER]


                                          By: ________________________________
                                                (Authorized Officer)

                                          By: ________________________________
                                                 (Attorney-in-fact)

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                          [NAME OF NOMINEE]

                                          By: ________________________________
                                                (Authorized Officer)

                                          By: ________________________________
                                                (Attorney-in-fact)

                                    EXHIBIT H

                           FORM OF REQUEST FOR RELEASE

To:   LaSalle Bank National Association
      135 South LaSalle Street, Suite 1625
      Chicago, Illinois 60603


RE: Pooling and Servicing Agreement, dated as of October 1, 2004, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as seller and master servicer and LaSalle Bank National Association, as Trustee
      ------------------------------------------------------------------------

      In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____       1.    Mortgage Paid in Full and proceeds have been  deposited into the Custodial Account

_____       2.    Foreclosure

_____       3.    Substitution

_____       4.    Other Liquidation

_____       5.    Nonliquidation                Reason: ______________________

_____       6.    California Mortgage Loan paid in full


                                          By: ________________________________
                                                (authorized signer)

                                          Issuer: ____________________________
                                          Address:____________________________

                                          Date: ______________________________

                                    EXHIBIT I

                          DTC Letter of Representations
                             [provided upon request]

                                    EXHIBIT J

                   Schedule of Mortgage Loans with Lost Notes
                             [provided upon request]

                                    EXHIBIT K

                           FORM OF CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of October 29, 2004, by and among LASALLE BANK NATIONAL ASSOCIATION, not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the "Depositor"), EMC MORTGAGE CORPORATION, as seller (in that capacity, the "Seller") and master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and [WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian] [and LASALLE BANK NATIONAL ASSOCIATION, as custodian] (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

            WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of October 1, 2004, relating to the issuance of Bear Stearns Asset Backed Securities I Trust 2004-HE9, Asset-Backed Certificates, Series 2004-HE9 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders and the Certificate Insurer for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                  ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. CUSTODIAN TO ACT AS AGENT: ACCEPTANCE OF MORTGAGE FILES. The custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges

(subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders and the Certificate Insurer.

            Section 2.2. RECORDATION OF ASSIGNMENTS. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

            Section 2.3. REVIEW OF MORTGAGE FILES.

            (a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller, the Trustee and the Certificate Insurer an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

            (b) Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders and the Certificate Insurer, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller, the Master Servicer, the Certificate Insurer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

            (c) Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders and the Certificate Insurer, the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller, the Master Servicer, the Certificate Insurer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

            (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

      Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

            Section 2.4. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Master Servicer, the Certificate Insurer and the Trustee.

            Section 2.5. CUSTODIAN TO COOPERATE: RELEASE OF MORTGAGE FILES. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a "Request for Release") confirming that the purchase price therefore has been deposited in the Protected Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

            Upon the Custodian's receipt of a Request for Release substantially in the form of Exhibit H to the Pooling and Servicing Agreement signed by a Servicing Officer of the Master Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Master Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of the Custodial Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or LPMI Policy, the Master Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Protected Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

            At any time that the Master Servicer is required to deliver to the Custodian a Request for Release, the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM
Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Master Servicer.

            Section 2.6. ASSUMPTION AGREEMENTS. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

            Section 3.1. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, the Certificateholders and the Certificate Insurer and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Seller, the Depositor or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. RESERVED.

            Section 3.3. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

            Section 3.5. CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer, the Certificate Insurer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, at the direction of 25% of the Certificateholders, shall remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer and the Depositor.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor, the Certificate Insurer and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer and with the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld).

            Section 3.6. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

            Section 3.8. LIMITATION ON LIABILITY. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

            Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or Trust Fund, due to any act or omission by the Custodian with respect to the Mortgage Files; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this
Section 3.8 shall survive the termination of this Custodial Agreement.

            The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                                  ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

            Section 4.1. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. CERTIFICATE INSURER RIGHTS. The Certificate Insurer shall be an express third party beneficiary of this Custodial Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurer's or any Class II-A Certificateholder's rights explicitly specified herein as if a party hereto.

            Section 4.3. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, with the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld). The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 4.4. GOVERNING LAW. THIS AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

            Section 4.5. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.6. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                LASALLE BANK NATIONAL ASSOCIATION,
                                        not individually but solely as Trustee
135 South LaSalle Street
Chicago, IL 60603
                                        By:___________________________________
Attention:                              Name:  Christopher Lewis
                  BSABS I 2004-HE9      Title:  Assistant Vice President
Telecopy:
Confirmation:
Address:                                BEAR STEARNS ASSET BACKED SECURITIES
                                        I LLC
383 Madison Avenue
New York, New York 10179
                                        By:___________________________________
                                        Name:
                                        Title:

Address:                                EMC MORTGAGE CORPORATION

909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038                     By:___________________________________
                                        Name: Sue Stepanek
                                        Title: Executive Vice President

Address:                                [WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION, as
[1015 Tenth Avenue Southeast            Custodian][LASALLE BANK NATIONAL
Minneapolis, Minnesota 55414]           ASSOCIATION, as Custodian]

[2571 Busse Rd., Suite 200
Elk Grove Village, IL 60007]            By:___________________________________
                                        Name:
                                        Title:

STATE OF ILLINOIS             )
                              ) ss:
COUNTY OF COOK                )

            On the 29th day of October 2004 before me, a notary public in and for said State, personally appeared Christopher Lewis, known to me to be an Assistant Vice President of LaSalle Bank National Association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           ___________________________________
                                                          Notary Public


[SEAL]

STATE OF NEW YORK             )
                              ) ss:
COUNTY OF NEW YORK            )

            On the 29th day of October 2004 before me, a notary public in and for said State, personally appeared __________________ known to me to be a _______________ of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            ___________________________________
                                                          Notary Public


[SEAL]

STATE OF TEXAS                )
                              ) ss:
COUNTY OF DALLAS              )

            On the 29th day of October 2004 before me, a notary public in and for said State, personally appeared Sue Stepanek, known to me to be a Vice President of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           ___________________________________
                                                          Notary Public


[Notarial Seal]

STATE OF [MINNESOTA]          )
                              ) ss:
COUNTY OF [HENNEPIN]          )

            On the 29 day of October 2004 before me, a notary public in and for said State, personally appeared ________________, known to me to be a[n] _____________________ of [Wells Fargo Bank, National Association] [_________________] of [LaSalle Bank National Association], one of the national parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           ___________________________________
                                                          Notary Public


[Notarial Seal]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                October 29, 2004


LaSalle Bank National Association       Assured Guaranty Corp.
135 South LaSalle Street                1325 Avenue of the Americas, 18th Floor
Chicago, IL 60603                       New York, NY 10019

EMC Mortgage Corporation
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2004-HE9

            Re:   Custodial  Agreement, dated as of  October 29,
                  2004, by and among  LaSalle  Bank  National
                  Association, as trustee, [LaSalle Bank National
                  Association, as  Custodian][Wells  Fargo Bank,
                  National  Association,  as  Custodian], Bear
                  Stearns  Asset  Backed Securities I  LLC, as
                  depositor  and  EMC  Mortgage  Corporation, as
                  seller relating to Bear Stearns Asset Backed Securities I Trust 2004-HE9, Asset-Backed
                  Certificates, Series 2004-HE
                 -------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.


                                      K-1-1

                                    [WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION][LASALLE BANK NATIONAL
                                    ASSOCIATION]


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                [DATE]

LaSalle Bank National Association      Assured Guaranty Corp.
135 South LaSalle Street               1325 Avenue of the Americas, 18th Floor
Chicago, IL 60603                      New York, NY 10019

EMC Mortgage Corporation
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2004-HE9

            Re:   Custodial  Agreement,  dated as of  October  29,
                  2004,   by  and  among   LaSalle  Bank  National
                  Association, as trustee, [LaSalle Bank National Association, as Custodian][Wells Fargo Bank,
                  National   Association,   as  Custodian],   Bear
                  Stearns  Asset  Backed   Securities  I  LLC,  as
                  depositor  and  EMC  Mortgage  Corporation,   as
                  seller relating to Bear Stearns Asset Backed Securities I Trust 2004-HE9 , Asset-Backed Certificates, Series 2004-HE9
                 --------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.


                                     K-2-1

                                    [WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION][LASALLE BANK NATIONAL
                                    ASSOCIATION]


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                      [DATE]

LaSalle Bank National Association               Assured Guaranty Corp.
135 South LaSalle Street                        1325 Avenue of the Americas,
18th Floor
Chicago, IL 60603                         New York, NY 10019

EMC Mortgage Corporation
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2004-HE9

            Re:   Custodial  Agreement,  dated as of  October  29,
                  2004,   by  and  among   LaSalle  Bank  National
                  Association,    Wells   Fargo   Bank,   National
                  Association,    Bear   Stearns    Asset   Backed
                  Securities  I LLC and EMC  Mortgage  Corporation
                  relating   to   Bear   Stearns    Asset   Backed
                  Securities  I  Trust  2004-HE9,   Asset-Backed
                  Certificates, Series 2004-HE9
                  --------------------------------------------------

Ladies and Gentlemen:

            In  accordance   with  Section   2.3(c)  of  the   above-captioned
            Custodial Agreement
and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.


                                     K-3-1

                                    [WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION][LASALLE BANK NATIONAL
                                    ASSOCIATION]


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                   SCHEDULE A
                             (Provided upon request)





                                     K-3-2

                                    EXHIBIT L

            FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

      This certificate is being delivered pursuant to Section 3.16 of the Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Agreement"), [among Bear Stearns Asset Backed Securities I LLC, as depositor (the "Depositor"), EMC Mortgage Corporation as seller (in that capacity, the "Seller") and master servicer (in that capacity, the "Master Servicer") and LaSalle Bank National Association as trustee (the "Trustee")]. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

      I, [identify the certifying individual], on behalf of LaSalle Bank National Association, as trustee (the "Trustee") certify that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated October 1, 2004 (the "P&S Agreement"); and

      2. Based on my knowledge, the distribution information in these reports and any other information provided by the Trustee for inclusion in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading as of the last day of the period covered by that annual report.

                              Date:_______________________________________

                              [Signature]
                              Name:
                              Title:

                                    EXHIBIT M

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

            MORTGAGE LOAN PURCHASE AGREEMENT, dated as of October 29, 2004, as amended and supplemented by any and all amendments hereto (collectively, "THIS AGREEMENT"), by and among EMC MORTGAGE CORPORATION, a Delaware corporation (the "MORTGAGE LOAN SELLER"), BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the "PURCHASER") and Encore Credit Corp. ("ENCORE").

            Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, closed-end, fixed rate and adjustable rate, first and second lien mortgage loans secured by one- to four-family residences (collectively, the "MORTGAGE LOANS") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "TRUST FUND") and create Bear Stearns Asset-Backed Securities I Trust 2004-HE9, Asset-Backed Certificates, Series 2004-HE9 (the "CERTIFICATES"), under a pooling and servicing agreement, to be dated as of October 1, 2004 (the "POOLING AND SERVICING AGREEMENT"), among the Purchaser, as depositor, the Mortgage Loan Seller, as seller and master servicer (in that capacity, the "MASTER SERVICER") and LaSalle Bank National Association, as trustee (the "TRUSTEE").

            The Purchaser has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (Number 333-113636) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "SECURITIES ACT"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "PUBLIC OFFERING"), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the "REGISTRATION STATEMENT" and the "PROSPECTUS," respectively. The "PROSPECTUS SUPPLEMENT" shall mean that supplement, dated October 27, 2004, to the Prospectus, dated April 26, 2004, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, Bear, Stearns & Co. Inc. ("BEAR STEARNS") and the Purchaser have entered into a terms agreement, dated as of October 27, 2004, to an underwriting agreement dated April 28, 2004 (collectively, the "UNDERWRITING AGREEMENT") between Bear Stearns and the Purchaser.

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

            ACQUISITION PRICE: Cash in an amount equal to $_____*_____ (plus $_____*_____ in accrued interest) and the retained certificates.

            BEAR STEARNS: Bear, Stearns & Co. Inc.

            CLOSING DATE: October 29, 2004.

            CUSTODIAL AGREEMENT: Any of the LaSalle Custodial Agreement or Wells Fargo Custodial Agreement.

            CUT-OFF DATE: October 1, 2004.

            CUT-OFF DATE BALANCE: Shall mean $727,169,077.21.

            DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

            DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

            ENCORE: Encore Credit Corp., or its successors in interest.

            LASALLE: LaSalle Bank National Association, or its successors in interest.

            LASALLE CUSTODIAL AGREEMENT: The custodial agreement, dated as October 29, 2004, among the Depositor, the Seller, the Master Servicer, the Trustee and LaSalle Bank National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

            MERS:   Mortgage   Electronic   Registration   Systems,   Inc.,  a
corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

            MOODY'S: Moody's Investors Service, Inc., or its successors in interest.

            MORTGAGE: The mortgage, deed of trust or other instrument creating a first or second lien on or first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

            MORTGAGE FILE: The items referred to in EXHIBIT 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

------------------
*  Please contact Bear Stearns for pricing information.

            MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note as stated herein.

            MORTGAGOR: The obligor(s) on a Mortgage Note.

            NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

            OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

            PERSON: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller or Encore pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

            RATING AGENCIES: Standard & Poor's and Moody's, each a "RATING AGENCY."

            REPLACEMENT MORTGAGE LOAN: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

            SECURITIES ACT: The Securities Act of 1933, as amended.

            STANDARD  &  POOR'S:   Standard  &  Poor's,   a  division  of  The
McGraw-Hill Companies, Inc. or its successors in interest.

            VALUE: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

            WELLS FARGO: Wells Fargo Bank, National Association, or its successors in interest.

            WELLS FARGO CUSTODIAL AGREEMENT: The custodial agreement, dated as October 29, 2004, among the Depositor, the Seller, the Master Servicer, the Trustee and Wells Fargo Bank,

National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

            SECTION 2. PURCHASE AND SALE OF THE MORTGAGE LOANS AND RELATED RIGHTS. (a) Upon satisfaction of the conditions set forth in Section 11 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

            (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

            (c) Upon the satisfaction of the conditions set forth in Section 11 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

            SECTION 3. MORTGAGE LOAN SCHEDULES. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the "PRELIMINARY MORTGAGE LOAN SCHEDULE") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the "FINAL MORTGAGE LOAN SCHEDULE") setting forth the information listed on EXHIBIT 3 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the "AMENDMENT"). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

            SECTION 4. MORTGAGE LOAN TRANSFER.

            (a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

            (b) Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee, or the related Custodian on behalf of the Trustee, by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a "MORTGAGE FILE DELIVERY DATE"), the items of each Custodian's respective Mortgage File, PROVIDED, HOWEVER, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording;" (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as EXHIBIT 6 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the related Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

            (c) In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing

Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

            (d) The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to LaSalle Bank National Association, as Trustee for the benefit of the Certificateholders and the Certificate Insurer, on the date hereof.

            SECTION 5. EXAMINATION OF MORTGAGE FILES.

            (a) On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns, the Certificate Insurer and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns, the Certificate Insurer and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns, the Certificate Insurer and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

            (b) Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the related Custodian as obligated under the applicable Custodial Agreement) for the benefit of the Certificateholders and the Certificate Insurer will review items of the Mortgage Files as set forth on
EXHIBIT 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the applicable Custodial Agreement.

            (c) Within 90 days of the Closing Date, the Trustee or the related Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the applicable Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The related Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

            (d) The Trustee or the related Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller, the Certificate Insurer and the Master Servicer, and if reviewed by the related Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the applicable Custodial Agreement. If the Trustee or the related Custodian on its behalf is unable to deliver a final certification with respect to the items listed in EXHIBIT 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a "MATERIAL DEFECT"), the Trustee or the related Custodian on its behalf shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee, the Depositor, the Master Servicer or the Certificate Insurer of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

            (e) At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Mortgage Loan Seller and shall release or cause the related Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the related Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

            SECTION 6. RECORDATION OF ASSIGNMENTS OF MORTGAGE.

            (a) The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, HOWEVER, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; PROVIDED, HOWEVER, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of
(i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer or an assignment of the servicing as described in Section 7.07 of the Pooling and Servicing Agreement or
(iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

            While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee or the related Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

            (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the related Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

            SECTION 7. REPRESENTATIONS AND WARRANTIES OF MORTGAGE LOAN SELLER CONCERNING THE MORTGAGE LOANS. The Mortgage Loan Seller hereby represents and warrants to the Purchaser and the Certificate Insurer as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

            (a) The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

            (b) All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent thirty one or more days; and the Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any Mortgage Loan.

            (c) If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan.

            (d) Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

            (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

            (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (g) All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of
(A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or
(C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense and, on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to obtain reimbursement therefor from the Mortgagor.

            (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, the Real

Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity, disclosure and reporting laws and all anti-predatory lending laws applicable to the Mortgage Loan have been complied with in all material respects.

            (i) The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

            (j) The Mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

            (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

            (l) All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (m) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

            (n) Immediately prior to the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser hereunder, the Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan; the related Originator or the Mortgage Loan Seller was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and the Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage

Loan and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

            (o) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

            (p) The Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the Mortgage Loan Seller (as assignee) is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (q) Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

            (r) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

            (s) At the time of origination, each Mortgaged Property was the subject of a full appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan. All improvements which were considered in any appraisal which was used in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (t) The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and a Mortgage Loan all such payments are in the possession or under the control of the Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

            (u) The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

            (v) The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

            (w) The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

            (x) [Reserved]

            (y) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (z) No Mortgage Loan contains a permanent or temporary "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan.

            (aa) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

            (bb) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

            (cc) To the best of Mortgage Loan Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

            (dd) The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (ee) The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by Fannie Mae or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

            (ff) Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted credit underwriting guidelines.

            (gg) No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgage Loan Seller or the related Originator.

            (hh) None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or (b) classified and/or defined as a "high cost home loan" (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

            (ii) None of the Mortgage Loans originated on or after October 1, 2002 and before March 7, 2003 was secured by property located in the State of Georgia.

            (jj) None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

            (kk) All points and fees related to each Group II Loan were disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Group II Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

            (ll) No Group II Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.).

            (mm) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group II Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

            (nn) With respect to any mortgage loans in Loan Group III originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

            (oo) None of the Group III Loans originated before October 1, 2002 imposes a Prepayment Charge for a term exceeding five years; none of the Group III Loans originated on or after October 1, 2002 imposes a Prepayment Charge for a term exceeding three years.

            (pp) No proceeds from any Group III Loan were used to finance single-premium credit insurance policies.

            (qq) The conforming one- to four-family mortgage loans in Loan Group III, which may include the balance of any subordinated lien, each have an original principal balance that does not exceed Freddie Mac's dollar amount limits.

            (rr) None of the Mortgage Loans contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Mortgage Loan Seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. None of the Mortgage Loans is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature;

            (ss) Each Mortgage Loan that contains a provision for the assumption substitution of liability, pursuant to which the original mortgagor is released from liability and another person is substituted as the mortgagor and becomes liable under the Mortgage Note, shall be effective only if such person satisfies the then current underwriting practices and procedures of prudent mortgage lenders in a state in which the mortgaged property is located.

            (tt) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

            (uu) Each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage; Appraisal Form 1004 or Form 2055 with an interior inspection for first lien Mortgage Loans has been obtained. Form 704, 2065 or 2055 with an exterior only inspection for junior lien Mortgage Loans has been obtained.

            (vv) No Group II Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity Protection Act.

            (ww) Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

            (xx) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law.

            (yy) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS(R) Version 5.6 Revised attached hereto as
Exhibit 7).

            It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, and the Certificate Insurer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

            Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser, the Certificate Insurer or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders, the Certificate Insurer or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. It is understood and agreed that a breach of any one of the representations contained in clauses (hh), (ii) and (nn) through (qq) above in respect of a Group III Loan will be deemed to materially adversely affect the interests of the related Certificateholders. Notwithstanding the preceding sentence, any breach of a representation or warranty contained in clauses (hh) and (ii) of Section 7 in respect of a Group I Loan or Group II Loan that materially and adversely affects the interests of the related Certificateholders or the Certificate Insurer in any such Mortgage Loan will require the Seller to remedy such breach as set forth in this Agreement. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (ww) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholder's sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof and except for the cure, repurchase and substitution obligations of Encore under Section 8.

            Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon
(i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

            SECTION 8. REPRESENTATIONS AND WARRANTIES OF ENCORE CONCERNING THE GROUP II LOANS. Encore hereby represents and warrants to the Purchaser and the Certificate Insurer as of the Closing Date or such other date as may be specified below with respect to each Group II Loan originated by it:

            (a) No borrower was encouraged or required to select a Group II Loan product offered by Encore, which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Group II Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by Encore or any affiliate of Encore. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of Encore, Encore referred the borrower's application to such affiliate for underwriting consideration.

            (b) The methodology used in underwriting the extension of credit for each Group II Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Group II Loan.

            (c) With respect to any Group II Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction and, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, and
(iii) the duration of the prepayment period shall not exceed three (3) years form the date of the note if the loan was originated on or after September 1, 2004, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period.

            (d) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extensions of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of a Group II Loan; No proceeds from any Group II Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Group II Loan.

            Upon discovery or receipt of notice by Encore, the Purchaser, the Certificate Insurer or the Trustee of a breach of any representation or warranty of Encore set forth in this Section 8 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders, the Certificate Insurer or the Trustee in any of the Group II Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 8, within 90 days from the date of discovery by Encore, or the date that Encore is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), Encore will either (i) cure such breach in all material respects, (ii) purchase the affected Group II Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Loan in exchange for such Mortgage Loan. In addition to the obligations of the Mortgage Loan Seller under Section 7, the obligations of Encore to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholder's sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Group II Loans.

            Any cause of action against Encore or relating to or arising out of a breach by Encore of any representations and warranties made in this Section 8 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by Encore or notice thereof by the party discovering such breach and (ii) failure by Encore to cure such breach, purchase such Group II Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

            SECTION 9. REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOAN Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser and the Certificate Insurer as to itself in the capacity indicated as follows:

            (a) the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's business as presently conducted or on the Mortgage Loan Seller's ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

            (b) the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

            (c) the execution and delivery by the Mortgage Loan Seller of this Agreement and any other Transaction Document to which it is a party have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

            (d) the execution, delivery and performance by the Mortgage Loan Seller of this Agreement or any other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

            (e) each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (f) there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party or
(ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller's ability to perform its obligations under this Agreement and the other Transaction

Documents to which it is a party; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; and

            (g) the Mortgage Loan Seller's Information (as defined in Section 14(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            SECTION 10. REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller and the Certificate Insurer as follows:

            (a) the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

            (b) the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

            (c) the execution and delivery by the Purchaser of this Agreement and any other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

            (d) the execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

            (e) each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party or (ii) with respect to any other matter which in the judgment of the Purchaser could reasonably be expected to be determined adversely to the Purchaser and if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; and

            (g) the Purchaser's Information (as defined in Section 14(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            SECTION 11. CONDITIONS TO CLOSING.

            (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                (1) Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, the Pooling and Servicing Agreement or the Insurance Agreement, and the Purchaser and the Certificate Insurer shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

                (2) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

                    (i) If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

                    (ii) If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on EXHIBIT 3 hereto, one copy to be attached to each counterpart of the Amendment;

                    (iii) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee, the Certificate Insurer and the Purchaser, and all documents required thereby duly executed by all signatories;

                    (iv) A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser and the Certificate Insurer, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Mortgage Loan Seller;

                    (v) One or more opinions of counsel from the Mortgage Loan Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee, the Certificate Insurer and each Rating Agency;

                    (vi) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

                    (vii) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates (without taking into account the Class II-A Policy).

                (3) The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement shall have been issued and sold to Bear Stearns.

                (4) The Mortgage Loan Seller and Encore shall have furnished to the Purchaser and the Certificate Insurer such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser, the Certificate Insurer and their respective counsel may reasonably request.

            (b) The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                (1) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, the Pooling and Servicing Agreement or the Insurance Agreement, and the Mortgage Loan Seller and the Certificate Insurer shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

                (2) The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

                    (i) If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

                    (ii) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, the Trustee and the Certificate Insurer, and all documents required thereby duly executed by all signatories;

                    (iii) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller and the Certificate Insurer, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the Purchaser's certificate of formation, limited liability company agreement and evidence as to the good standing of the Purchaser dated as of a recent date;

                    (iv) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller, the Trustee, the Certificate Insurer and the Rating Agencies; and

                    (v) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates (without taking into account the Class II-A Policy).

            SECTION 12. FEES AND EXPENSES. Subject to Section 17 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller's attorneys and the reasonable fees and expenses of the Purchaser's attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser's Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel's fees and expenses in connection with any "blue sky" and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the related Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

            SECTION 13. ACCOUNTANTS' LETTERS.

            (a) Deloitte & Touche llp will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Summary--The Mortgage Loans" and "The Mortgage Pool" and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption "Yield, Prepayment and Maturity Considerations" in the Prospectus Supplement.

            (b) To the extent statistical information with respect to the Mortgage Loan Seller's servicing portfolio is included in the Prospectus Supplement under the caption "Servicing of the Mortgage Loans--The Master Servicer--Delinquency and Foreclosure Experience of EMC," a letter from the certified public accountant for the Mortgage Loan Seller will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

            SECTION 14. INDEMNIFICATION.

            (a) The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the MORTGAGE LOAN SELLER'S INFORMATION as identified in EXHIBIT 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller's Information is identified), in reliance upon and in conformity with Mortgage Loan Seller's Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

            The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

            (b) The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the PURCHASER'S INFORMATION as identified in EXHIBIT 5, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser's Information is identified), in reliance upon and in conformity with the Purchaser's Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 10 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (PROVIDED, HOWEVER, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

            (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 14 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 14, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

            (e) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

            SECTION 15. NOTICES. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038, (Telecopy: (972-444-2880)), and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chief Counsel; and Encore Credit Corporation, 1833 Alton Parkway, Irvine, California 926063 or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

            SECTION 16. TRANSFER OF MORTGAGE LOANS. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 12, 14 and 18 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

            SECTION 17. TERMINATION. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller's obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause
(a), each party shall be responsible for its own expenses.

            SECTION 18. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, each of the Mortgage Loan Seller's and Encore's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Replacement Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

            SECTION 19. SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            SECTION 20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

            SECTION 21. AMENDMENT. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

            SECTION 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            SECTION 23. FURTHER ASSURANCES. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

            SECTION 24. SUCCESSORS AND ASSIGNS.

            (a) This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller, Encore and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws), and the Certificate Insurer, to the extent of its rights as a third party beneficiary hereunder. The parties hereto hereby acknowledge that the Certificate Insurer shall be a third party beneficiary of this Agreement. The Mortgage Loan Seller and Encore acknowledge and agree that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller's or Encore's, as applicable, representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller or Encore, as applicable, may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller or Encore, as applicable), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the "successor" of the Mortgage Loan Seller or Encore, as applicable hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

            SECTION 25. THE MORTGAGE LOAN SELLER. The Mortgage Loan Seller and Encore each will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

            SECTION 26. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

            SECTION 27. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                          EMC MORTGAGE CORPORATION

                                          By: ________________________________
                                          Name: SUE STEPANEK
                                          Title: EXECUTIVE VICE PRESIDENT


                                          BEAR STEARNS ASSET BACKED
                                          SECURITIES I LLC

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________


                                          ENCORE CREDIT CORP.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                    EXHIBIT 1
                            CONTENTS OF MORTGAGE FILE

      With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

                    (i) The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "LaSalle Bank National Association", as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset Backed Certificates, Series 2004-HE9," and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

                    (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

                    (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "LaSalle Bank National Association", as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset Backed Certificates, Series 2004-HE9," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

                    (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

                    (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

                    (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original,


                                      E-1-1
          which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its related Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its related Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Mortgage Loan Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Mortgage Loan Seller or the Master Servicer as a result of such Person having completed a Request for Release, the related Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.


                                      E-1-2

                                    EXHIBIT 2
                                   [Reserved]








                                      E-2-1

                                    EXHIBIT 3
                       MORTGAGE LOAN SCHEDULE INFORMATION

      The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

               i.     the loan number;

               ii.    the Mortgage Rate in effect as of the Cut-off Date;

               iii.   the Servicing Fee Rate;

               iv.    the Trustee Fee Rate;

               v.     the LPMI Fee, if applicable;

               vi.    the Net Mortgage Rate in effect as of the Cut-off Date;

               vii.   the maturity date;

               viii.  the original principal balance;

               ix.    the Cut-off Date Principal Balance;

               x.     the original term;

               xi.    the remaining term;

               xii.   the property type;

               xiii.  the MIN with respect to each MOM Loan;

               xiv. with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

               xv. with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

               xvi. with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

               xvii. with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

               xviii. with respect to each Adjustable Rate Mortgage Loan, the
                      Periodic Rate Cap;


                                     E-3-1

               xix.   the Loan Group; and

               xx. a code indicating whether such Mortgage Loan is a first lien Mortgage Loan or a second lien Mortgage Loan.


                                      E-3-2

                                    EXHIBIT 4
                       MORTGAGE LOAN SELLER'S INFORMATION

      All information in the Prospectus Supplement described under the following captions: "SUMMARY -- The Mortgage Loans," "THE MORTGAGE POOL" and "SCHEDULE A -- Mortgage Loan Statistical Data."



                                      E-4-1

                                    EXHIBIT 5
                             PURCHASER'S INFORMATION

      All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller's Information.



                                      E-5-1

                                    EXHIBIT 6
                             SCHEDULE OF LOST NOTES

                             Available Upon Request



                                      E-6-1

                                    EXHIBIT 7

                                                      REVISED OCTOBER 18, 2004

      APPENDIX E - STANDARD & POOR'S ANTI-PREDATORY LENDING CATEGORIZATION


Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.



STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

STATE/JURISDICTION              NAME OF ANTI-PREDATORY LENDING                  CATEGORY UNDER APPLICABLE
                                LAW/EFFECTIVE DATE                              ANTI-PREDATORY LENDING LAW

Arkansas                        Arkansas Home Loan Protection                   High Cost Home Loan
                                Act, Ark. Code Ann. ss.ss. 23-53-101
                                ET SEQ.

                                Effective July 16, 2003

Cleveland Heights, OH           Ordinance No. 72-2003 (PSH),                    Covered Loan
                                Mun. Code ss.ss. 757.01 ET SEQ.

                                Effective June 2, 2003

Colorado                        Consumer Equity Protection,                     Covered Loan
                                Colo. Stat. Ann. ss.ss. 5-3.5-101
                                ET SEQ.

                                Effective for covered loans
                                offered or entered into on or
                                after January 1, 2003. Other
                                provisions of the Act took
                                effect on June 7, 2002

Connecticut                     Connecticut Abusive Home Loan                   High Cost Home Loan
                                Lending Practices Act, Conn.
                                Gen. Stat. ss.ss. 36a-746 ET SEQ.

                                Effective October 1, 2001

District of Columbia            Home Loan Protection Act, D.C.                  Covered Loan
                                Code ss.ss. 26-1151.01 ET SEQ.

                                Effective for loans closed on or
                                after January 28, 2003

Florida                         Fair Lending Act, Fla. Stat.                    High Cost Home Loan
                                Ann. ss.ss. 494.0078 ET SEQ.

                                Effective October 2, 2002


                                     E-7-1


STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

STATE/JURISDICTION              NAME OF ANTI-PREDATORY LENDING                  CATEGORY UNDER APPLICABLE
                                LAW/EFFECTIVE DATE                              ANTI-PREDATORY LENDING LAW

Georgia (Oct. 1, 2002 - Mar.    Georgia Fair Lending Act, Ga.                   High Cost Home Loan
6, 2003)                        Code Ann. ss.ss. 7-6A-1 ET SEQ.

                                Effective October 1, 2002 -
                                March 6, 2003

Georgia as amended (Mar. 7,     Georgia Fair Lending Act, Ga.                   High Cost Home Loan
2003 - current)                 Code Ann. ss.ss. 7-6A-1 ET SEQ.

                                Effective for loans closed on or
                                after March 7, 2003

HOEPA Section 32                Home Ownership and Equity                       High Cost Loan
                                Protection Act of 1994, 15
                                U.S.C. ss. 1639, 12 C.F.R. ss.ss.
                                226.32 and 226.34

                                Effective October 1, 1995,
                                amendments October 1, 2002

Illinois                        High Risk Home Loan Act, Ill.                   High Risk Home Loan
                                Comp. Stat. tit. 815, ss.ss. 137/5
                                et SEQ.

                                Effective January 1, 2004 (prior to
                                this date, regulations under
                                Residential Mortgage License
                                Act effective from May 14, 2001)

Indiana                         Indiana Home Loan Practices Act,                High Cost Home Loan
                                Ind. Code Ann. ss.ss. 24-9-1-1
                                ET seq.

                                Effective for loans originated
                                on or after January 1, 2005.

Kansas                          Consumer Credit Code, Kan. Stat.                High Loan to Value Consumer
                                Ann. ss.ss. 16a-1-101 ET SEQ.                   Loan (ID. ss. 16a-3-207) and;

                                Sections 16a-1-301 and 16a-3-207                High APR Consumer Loan (ID.
                                became effective April 14, 1999;                ss. 16a-3-308a)
                                Section 16a-3-308a became effective
                                July 1, 1999

Kentucky                        2003 KY H.B. 287 - High Cost                    High Cost Home Loan
                                Home Loan Act, Ky. Rev. Stat.
                                ss.ss. 360.100 ET SEQ.

                                Effective June 24, 2003

Maine                           Truth in Lending, Me. Rev. Stat.                High Rate High Fee Mortgage
                                tit. 9-A, ss.ss. 8-101 ET SEQ.



                                     E-7-2


STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

STATE/JURISDICTION              NAME OF ANTI-PREDATORY LENDING                  CATEGORY UNDER APPLICABLE
                                LAW/EFFECTIVE DATE                              ANTI-PREDATORY LENDING LAW

                                Effective September 29, 1995 and
                                as amended from time to time

Massachusetts                   Part 40 and Part 32, 209 C.M.R.                 High Cost Home Loan
                                ss.ss. 32.00 ET SEQ. and 209 C.M.R.
                                ss.ss. 40.01 ET SEQ.

                                Effective March 22, 2001 and
                                amended from time to time

                                Massachusetts Predatory Home                    High Cost Home Mortgage Loan
                                Loan Practices Act
                                Mass. Gen. Laws ch. 183C, ss.ss. 1
                                ET SEQ.

                                Effective November 7, 2004

Nevada                          Assembly Bill No. 284, Nev. Rev.                Home Loan
                                Stat. ss.ss. 598D.010 ET SEQ.

                                Effective October 1, 2003

New Jersey                      New Jersey Home Ownership                       High Cost Home Loan
                                Security Act of 2002, N.J. Rev.
                                Stat. ss.ss. 46:10B-22 ET SEQ.

                                Effective for loans closed on or
                                after November 27, 2003

New Mexico                      Home Loan Protection Act, N.M.                  High Cost Home Loan
                                Rev. Stat. ss.ss. 58-21A-1 ET SEQ.

                                Effective as of January 1, 2004;
                                Revised as of February 26, 2004

New York                        N.Y. Banking Law Article 6-l                    High Cost Home Loan

                                 Effective for applications made
                                on or after April 1, 2003

North Carolina                  Restrictions and Limitations on                 High Cost Home Loan
                                High Cost Home Loans, N.C. Gen.
                                Stat. ss.ss. 24-1.1E ET SEQ.

                                Effective July 1, 2000; amended
                                October 1, 2003 (adding open-end
                                lines of credit)

Ohio                            H.B. 386 (codified in various                   Covered Loan
                                sections of the Ohio Code), Ohio
                                Rev. Code Ann. ss.ss. 1349.25
                                ET SEQ.



                                     E-7-3


STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

STATE/JURISDICTION              NAME OF ANTI-PREDATORY LENDING                  CATEGORY UNDER APPLICABLE
                                LAW/EFFECTIVE DATE                              ANTI-PREDATORY LENDING LAW

                                Effective May 24, 2002

Oklahoma                        Consumer Credit Code (codified                  Subsection 10 Mortgage
                                in various sections of Title 14A)

                                Effective July 1, 2000; amended
                                effective January 1, 2004

South Carolina                  South Carolina High Cost and High
                                Cost Home Loan Consumer Home Loans
                                Act, S.C. Code Ann. ss.ss. 37-23-10
                                ET SEQ.

                                Effective for loans taken on or
                                after January 1, 2004

West Virginia                   West Virginia Residential                       West Virginia Mortgage Loan
                                Mortgage Lender, Broker and                     Act Loan
                                Servicer Act, W. Va. Code Ann.
                                ss.ss. 31-17-1 ET SEQ.

                                Effective June 5, 2002



STANDARD & POOR'S COVERED LOAN CATEGORIZATION

STATE/JURISDICTION              NAME OF ANTI-PREDATORY LENDING                  CATEGORY UNDER APPLICABLE
                                LAW/EFFECTIVE DATE                              ANTI-PREDATORY LENDING LAW

Georgia (Oct. 1, 2002 -         Georgia Fair Lending Act, Ga. Code              Covered Loan
Mar. 6, 2003)                   Ann. ss.ss. 7-6A-1 ET SEQ.

                                Effective October 1, 2002 - March 6,
                                2003

New Jersey                      New Jersey Home Ownership Security              Covered Home Loan
                                Act of 2002, N.J. Rev. Stat. ss.ss.
                                46:10B-22 ET SEQ.

                                Effective November 27, 2003 - July 5,
                                2004

STANDARD & POOR'S HOME LOAN CATEGORIZATION



                                     E-7-4


STATE/JURISDICTION              NAME OF ANTI-PREDATORY LENDING                  CATEGORY UNDER APPLICABLE
                                LAW/EFFECTIVE DATE                              ANTI-PREDATORY LENDING LAW

Georgia (Oct. 1, 2002 -         Georgia Fair Lending Act, Ga. Code              Home Loan
Mar. 6, 2003)                   Ann. ss.ss. 7-6A-1 ET SEQ.

                                Effective October 1, 2002 - March 6,
                                2003

Indiana                         Indiana Home Loan Practices Act, Ind.           Home Loan
                                Code Ann. ss.ss. 24-9-1-1 ET SEQ.

                                Effective for loans originated on or
                                after January 1, 2005.

New Jersey                      New Jersey Home Ownership Security Act          Home Loan
                                of 2002, N.J. Rev. Stat. ss.ss.
                                46:10B-22 ET SEQ.

                                Effective for loans closed on or after
                                November 27, 2003

New Mexico                      Home Loan Protection Act, N.M. Rev.             Home Loan
                                Stat. ss.ss. 58-21A-1 ET SEQ.

                                Effective as of January 1, 2004;
                                Revised as of February 26, 2004

North Carolina                  Restrictions and Limitations on High            Consumer Home Loan
                                Cost Home Loans, N.C. Gen. Stat. ss.ss.
                                24-1.1E ET SEQ.

                                Effective July 1, 2000; amended October 1, 2003
                                (adding open-end lines of credit)

South Carolina                  South Carolina High Cost and Consumer           Consumer Home Loan
                                Home Loans Act, S.C. Code Ann. ss.ss.
                                37-23-10 ET SEQ.

                                Effective for loans taken on or after
                                January 1, 2004


                                     E-7-5

                                   SCHEDULE A

               REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                               PUBLIC CERTIFICATES

                 Class                   S&P              Moody's
        --------------------    ----------------------  -------------
                 I-A-1                   AAA                Aaa
                 I-A-2                   AAA                Aaa
                 I-A-3                   AAA                Aaa
                  II-A                   AAA                Aaa
                III-A-1                  AAA                Aaa
                III-A-2                  AAA                Aaa
                  M-1                    AA+                Aa2
                  M-2                     AA                A2
                  M-3                     A+                A3
                  M-4                     A                Baa1
                  M-5                     A-               Baa2
                  M-6                    BBB+              Baa3
                  M-7A                   BBB-               --
                  M-7B                   BBB-               --

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

                             PRIVATE CERTIFICATES
          Class                   S&P              Moody's
        --------------     ---------------      ------------
            CE                 Not Rated          Not Rated
            P                  Not Rated          Not Rated
           R-1                 Not Rated          Not Rated
           R-2                 Not Rated          Not Rated
            RX                 Not Rated          Not Rated

                                    EXHIBIT N


                            FORM OF INSURANCE POLICY


October 29, 2004



ASSURED GUARANTY CORP.
1325 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019

------------------------------------------------------------------------------


FINANCIAL GUARANTY INSURANCE POLICY
---------------------------------------- -------------------------------------

OBLIGATIONS INSURED:                        FINANCIAL GUARANTY INSURANCE POLICY
                                            NUMBER:  D-2004-110
All  Insured   Payments  now  owing  or
which  may in the  future  be  owing by
the Trust and to be paid by the Trust       EFFECTIVE DATE: October 29, 2004
to the Beneficiary under the Obligations,
as further described and defined below.
---------------------------------------- -------------------------------------


    For value received and subject to the terms and conditions of this financial guaranty insurance policy number D-2004-110 (the "POLICY"), Assured Guaranty Corp., a Maryland corporation, as Insurer with respect to the Obligations (the "INSURER") for the trust created pursuant to the Pooling Agreement, as defined below (the "TRUST"), is held and firmly bound unto the Beneficiary identified below for, and unconditionally and irrevocably agrees to pay, each and every Insured Payment which shall become Due for Payment, but shall be unpaid by reason of Nonpayment by the Trust (as such terms are defined below). This Policy is non-cancelable for any reason, including, without limitation, the non-payment of premium.

TERMS AND CONDITIONS

SECTION 1.  DEFINITIONS

    Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Pooling Agreement unless such amendment or modification has been approved in writing by the Insurer pursuant to the amendment provisions of the Pooling Agreement. In addition to the terms defined elsewhere herein, the following terms shall have the respective meanings set forth below.

     (a) "AVOIDED PAYMENT" shall mean any amount previously distributed by or on behalf of the Trust in respect of an Obligation that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to Insolvency Proceeding in accordance with a final nonappealable order of a court having competent jurisdiction.

     (b) "BENEFICIARY" means the Trustee, on behalf of, and for the benefit of the holders of the Obligations.

     (c) "BUSINESS DAY" means any day other than (i) a Saturday or Sunday or
(ii) any other day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in New York City, Minnesota, Maryland or Illinois or in the city in which the Corporate Trust Office of the Trustee or the Principal Office of the Master Servicer is located.

     (d) "DEFAULTED AMOUNT" means the portion of an Insured Payment that is Due for Payment and unpaid by reason of Nonpayment by the Trust.

     (e) "DUE FOR PAYMENT," means with respect to an Insured Payment and any Distribution Date: (i) any shortfall in amounts available in the Distribution Account in respect of the Interest Distribution Amount payable on each Obligation on such Distribution Date; (ii) any Insured Certificate Loss Amount with respect to each Obligation on such Distribution Date; and (iii) on the Final Scheduled Distribution Date (or, with the consent of the Insurer, upon the earlier termination of the Trust pursuant to the terms of the Pooling Agreement) the Certificate Principal Balance of each Obligation after giving effect to any distributions on such Distribution Date (other than distributions of Insured Payments).

     (f) "FINAL SCHEDULED DISTRIBUTION DATE" means the Distribution Date occurring in November 2034.

     (g) "FISCAL AGENT" has the meaning assigned thereto in Section 4.

     (h) "INSOLVENCY PROCEEDING" means the commencement after the date hereof of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, or the commencement after the date hereof of any proceedings by or against any Person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to any Person.

     (i) "INSURED CERTIFICATE LOSS AMOUNT" means, with respect to any Distribution Date and the Obligation, the Applied Realized Loss Amount with respect to the Obligation allocated on such Distribution Date.

     (j) "INSURED PAYMENT" means the following amounts now owing or which may in the future be owing by the Trust to the Holders of any Obligation: (i) the Current Interest payable on each Obligation on such Distribution Date; (ii) any Insured Certificate Loss Amount with respect to each Obligation on each Distribution Date; and (iii) the Certificate Principal Balance of each Obligation on the Final Scheduled Distribution Date, or, with the consent of the Insurer, upon the earlier termination of the Trust pursuant to the terms of the Pooling Agreement, in each case after giving effect to any distributions on such Distribution Date (other than distributions of

Insured Payments); PROVIDED, HOWEVER, that so long as the Insurer has not failed to pay when due and payable an amount previously referred to in this definition, "INSURED PAYMENT" shall not include any additional amounts owing by the Trust solely as a result of the failure by the Trustee to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by the Trustee by reason of such a default. Notwithstanding the foregoing, "Insured Payment" does not include any Basis Risk Shortfall, any Prepayment Interest Shortfall, any Relief Act Interest Shortfall or any shortfall attributable to the liability of the Trust, any REMIC or the Trustee for taxes or withholding taxes including interest and penalties in respect of such liability.

     (k) "NONPAYMENT BY THE TRUST" with respect to an Insured Payment at a time when such Insured Payment is Due for Payment, means that the funds, if any, remitted to the Beneficiary pursuant to the Pooling Agreement are insufficient for payment in full of such Insured Payment. In addition to and without limiting the foregoing, "NONPAYMENT BY THE TRUST" includes any portion of any Insured Payment which has become an Avoided Payment.

     (l) "NOTICE OF CLAIM" means a notice of claim in the form of Exhibit A hereto.

     (m) "OBLIGATION" means the Asset-Backed Certificates, Series 2004-HE9, Class II-A Certificates issued under the Pooling Agreement.

     (n) "ORDER" means a final, nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Trust, to the effect that the Beneficiary is required to return or repay all or any portion of an Avoided Payment.

     (o) "PERSON" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust or unincorporated organization or similar entity.

     (p) "POLICY" means this Financial Guaranty Insurance Policy No. D-2004-110

     (q) "POOLING AGREEMENT" means the Pooling and Servicing Agreement, dated as of October 1, 2004, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Seller and Master Servicer and the Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer pursuant to the amendment provisions of the Pooling Agreement.

     (r) "RECEIPT" and "RECEIVED" shall mean actual delivery to the Insurer prior to 2:00 p.m., New York City time, on a Business Day; PROVIDED, HOWEVER, that delivery either on a day that is not a Business Day, or after 2:00 p.m., New York City time, on a Business Day, shall be deemed to be "RECEIVED" on the next succeeding Business Day. For purposes of this definition, "actual delivery" to the Insurer shall mean (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 6, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Insurer at its facsimile number set forth in Section 6. If presentation is made by facsimile transmission, the Beneficiary (i) promptly shall confirm transmission by telephone to the Insurer at its telephone number set forth in Section 6, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 6. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Policy by the Beneficiary is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim hereunder, "RECEIPT" by the Insurer shall be deemed not to have occurred, and the Insurer promptly shall so advise the Beneficiary. In such case, the Beneficiary may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Insurer.

     (s) "TERM OF THE POLICY" means the period from and including the Effective Date to and including the date on which all Insured Payments have been paid; PROVIDED, HOWEVER, that in the event that any amount with respect to any Insured Payment paid to the Beneficiary pursuant to the Pooling Agreement during the Term of the Policy becomes an Avoided Payment, the Insurer's obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Insurer pursuant to the terms hereof.

     (t) "TRUSTEE" means LaSalle Bank National Association, or any successor thereto under the Pooling Agreement.


SECTION 2.  CLAIMS

    The Beneficiary may make a claim under this Policy for the amount of any Defaulted Amount by executing and delivering, or causing to be executed and delivered, to the Insurer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim hereunder when Received by the Insurer.

    In the event that any amount shall be received by the Beneficiary in respect of a Defaulted Amount forming the basis of a claim specified in a Notice of Claim submitted hereunder, which amount had not been received when the Notice of Claim was prepared but which is received by the Beneficiary prior to the receipt of payment from the Insurer as contemplated by this Policy (any such amount, a "RECOVERY"), the Beneficiary immediately shall so notify the Insurer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Insurer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

    The Insurer will pay each Defaulted Amount (other than a Defaulted Amount which consists of an Avoided Payment) to the Beneficiary on the later of (i) noon, New York City time, on the date such Defaulted Amount becomes Due for Payment or (ii) noon, New York City time, on the second Business Day following the day on which the Insurer Receives a Notice of Claim as specified in the preceding paragraph. The Insurer will pay each Defaulted Amount which consists of an Avoided Payment as provided in Section 3.

    No claim may be made hereunder except by the Beneficiary.

SECTION 3.  PAYMENTS

    Payments due hereunder in respect of Insured Payments shall be disbursed to the Beneficiary by wire transfer of immediately available funds to an account of the Beneficiary specified in the applicable Notice of Claim.

    The Insurer's obligations hereunder in respect of Insured Payments shall be discharged to the extent that funds are transferred to the Beneficiary as provided in the Notice of Claim, whether or not such funds are properly applied by the Beneficiary.

    If any amount or property paid, credited, transferred or delivered to the Beneficiary by the Trust becomes an Avoided Payment, the Insurer will pay the amount of such Avoided Payment when due to be paid pursuant to an applicable Order, but in any event no earlier than the fourth Business Day following Receipt by the Insurer from the Beneficiary of (i) a certified copy of such Order, (ii) a certificate by or on behalf of the Beneficiary that such Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Insurer all rights and claims of the Beneficiary against the estate of the Trust or otherwise, which rights and claims relate to or arise under or with respect to the subject Avoided Payment, and (iv) a Notice of Claim appropriately completed and executed by the Beneficiary. Such payment shall be disbursed to the receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Beneficiary directly, unless the Beneficiary has previously paid the Avoided Payment over to such court or receiver, conservator, administrator, debtor-in-possession, or trustee in bankruptcy, in which case the Insurer will pay the Beneficiary subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer, and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order.

    Notwithstanding the foregoing paragraph, in no event shall the Insurer be obligated to make any payment in respect of an Avoided Payment prior to the date such Avoided Payment is Due for Payment. In the event that the payment of any amount in respect of any Insured Payment is accelerated or must otherwise be paid by the Trust in advance of the scheduled payment date therefore, nothing in this Policy shall be deemed to require the Insurer to make any payment hereunder in respect of any such Insured Payment prior to the date such Insured Payment otherwise would have been Due for Payment without giving effect to such acceleration, unless the Insurer in its sole discretion elects to make any prior payment, in whole or in part, with respect to any such Insured Payment.


SECTION 4.  FISCAL AGENT

    At any time during the Term of the Policy, the Insurer may appoint a fiscal agent (the "FISCAL AGENT") for purposes of this Policy by written notice to the Beneficiary, specifying the name and notice address of such Fiscal Agent. From and after the date of receipt of such notice by the Beneficiary, copies of all notices and documents required to be delivered to the Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Insurer. All payments required to be made by the Insurer under this Policy may be made directly by the Insurer or by the Fiscal Agent on behalf of the Insurer. The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Beneficiary for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

SECTION 5.  ASSIGNMENT

    This Policy may not be assigned by the Beneficiary without the prior written consent of the Insurer.


SECTION 6.  NOTICES

    All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to the Insurer with respect to this Policy shall specifically refer to the number of this Policy, shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

      if to the Insurer:

            Assured Guaranty Corp.
            1325 Avenue of the Americas
            New York, New York   10019
            Attention:   Risk Management
            Telephone: (212) 974-0100
            Telecopier: (212) 581-3268

() With a copy to the General Counsel at the above address and telecopier number.

      if to the Beneficiary:

            LaSalle Bank National Association, as Trustee
            135 South LaSalle Street
            Suite 1625
            Chicago, Illinois
            Attention: Global Securitization Trust Services Group - Bear Stearns Asset Backed Securities I LLC, Series 2004-HE9


    The Insurer or the Beneficiary may designate an additional or different address, or telephone or telecopier number, by prior written notice. Each notice, presentation, delivery and communication to the Insurer shall be effective only upon Receipt by the Insurer.


SECTION 7.  SUBROGATION

    The Insurer shall be subrogated to the rights of the Beneficiary to receive payments in respect of the Insured Payments to the extent of any payment by the Insurer hereunder. Any payment made by or on behalf of the Trust to, and any amounts received under the Pooling Agreement for the benefit of, the Beneficiary in respect of any Insured Payment forming the basis of a claim hereunder (which claim shall have been paid by the Insurer) shall be received and held in trust for the benefit of the Insurer and shall be paid over to the Insurer in accordance with the Pooling Agreement. The Beneficiary shall cooperate in all reasonable respects, and at the expense of the Insurer, with any request by the Insurer for action to preserve or enforce the

Insurer's rights and remedies in respect of the Trust under the Obligation, any related security arrangements or otherwise, including without limitation any request to (i) institute or participate in any suit, action or other proceeding,
(ii) enforce any judgment obtained and collect from the Trust or the Beneficiary any amounts adjudged due or (iii) transfer to the Insurer, via absolute legal assignment, the Beneficiary's rights in respect of any Insured Payment which may form the basis of a claim hereunder.


SECTION 8.  PREMIUMS

    The Beneficiary shall pay or cause to be paid to the Insurer in accordance with the Pooling Agreement the premium payable to the Insurer in respect of this Policy as set forth in the premium letter, dated October 29, 2004, relating to this Policy.


SECTION 9.  TERMINATION

    This Policy and the obligations of the Insurer hereunder shall terminate upon the expiration of the Term of the Policy.


SECTION 10.  MISCELLANEOUS

     (a) No waiver of any rights or powers of the Insurer or the Beneficiary, or any consent by either of them, shall be valid unless in writing and signed by an authorized officer or agent of the Insurer or Beneficiary, as applicable. The waiver of any right by the Insurer or the Beneficiary, or the failure promptly to exercise any such right, shall not be construed as a waiver of any other right to exercise the same at any time thereafter.

     (b) This Policy will be governed by, and shall be construed in accordance with, the laws of the State of New York (other than with respect to its conflicts of laws principles).

     (c) The Insurer hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any Appellate Court which hears appeals from any such court, in any action, suit or proceeding brought against it in connection with its obligations under this Policy, or for recognition or enforcement of any judgment with respect thereto, and the Insurer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such United States federal court. The Insurer agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by applicable law. To the extent permitted by applicable law, the Insurer hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim (i) that it is not personally subject to the jurisdiction of such courts, (ii) that the suit, action or proceeding is brought in an inconvenient forum, (iii) that the venue of the suit, action or proceeding is improper or (iv) that the subject matter thereof may not be litigated in or by such courts.

     (d) The Insurer hereby waives and agrees not to assert, in each case for the benefit of the Beneficiary only, any and all rights and defenses of any kind which the Insurer might have with respect to the Obligation to pay the amounts due hereunder in full.

    (e) This Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

    IN WITNESS WHEREOF, ASSURED GUARANTY CORP. has caused this Policy to be affixed with its corporate seal and to be signed by its authorized officer, to become effective and binding upon ASSURED GUARANTY CORP. by virtue of such signature.




                                          ASSURED GUARANTY CORP.



                                          By:_________________________
                                              Name:
                                              Title:


[SEAL]






                 Signature Page to Financial Guaranty Policy

                                                                       EXHIBIT A



                                 NOTICE OF CLAIM


Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York   10019

Attention:  General Counsel


    The undersigned, a duly authorized officer of [Name of Beneficiary] (the "BENEFICIARY"), hereby certifies to Assured Guaranty Corp. (the "INSURER") with reference to Financial Guaranty Insurance Policy No. D-2004-110 (the "POLICY"), that:

(i) The deficiency with respect to the Insured Payment Due for Payment and unpaid by reason of Nonpayment by the Trust for [insert applicable payment date] is $[insert applicable amount] (the "DEFAULTED AMOUNT").

(ii) The Beneficiary is making a claim under the Policy for the Defaulted Amount to be applied to the payment of the above-described Insured Payment.

(iii) The Beneficiary agrees that, following payment by the Insurer made with respect to the Defaulted Amount which is the subject of this Notice of Claim, it
(a) will cause such amounts to be applied directly to the payment of the applicable Insured Payment; (b) will insure that such funds are not applied for any other purpose; and (c) will cause an accurate record of such payment to be maintained with respect to the appropriate Insured Payment(s), the corresponding claim on the Policy, and the proceeds of such claim.

(iv) Payment should be made by wire transfer to the following account :

        LaSalle Bank National Association
        ABA No.:    [________]
        Account No: [________]
        Reference:Trust Administration - [_______]

      Upon payment of the applicable Defaulted Amount(s), the Insurer shall be subrogated to the rights of the Beneficiary with respect to such payment, to the extent set forth in Section 7 of the Policy.

      Capitalized terms used in this Notice of Claim and not otherwise defined herein shall have the respective meanings ascribed thereto in the Policy.

      This Notice of Claim may be revoked at any time by written notice of such revocation by the Beneficiary to the Insurer, if and only to the extent that moneys are actually received prior to any such revocation from a source other than the Insurer with respect to the Defaulted Amount set forth herein.


      IN WITNESS WHEREOF, the undersigned has executed and delivered this Notice of Claim as of the __ day of _________ of 20__.



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee


                                          By:  ______________________________
                                               Name:
                                               Title: